SCHEDULE 14A

                                 (RULE 14A-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934



       Filed by the Registrant  [X]
       Filed by a Party other than the Registrant [ ]
       Check the appropriate box:
       [ ]  Preliminary Proxy Statement       [ ]  Confidential, for Use of the
                                                   Commission only (as permitted
                                                   by Rule 14a-6(e)(2)
       [X]  Definitive Proxy Statement
       [ ]  Definitive Additional Materials
       [ ]  Soliciting Material Under Rule 14a-12

                           Foundation Realty Fund Ltd.

       -------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

                                 Not Applicable
--------------------------------------------------------------------------------

       (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
       [ ] No fee required.
       [X] Fee computed on table below per Exchange Act Rules 14a-6(i)(l) and 0-11.

       (1) Title of each class of securities to which transaction applies:
           Foundation Realty Fund Limited Partnership Units
--------------------------------------------------------------------------------
       (2) Aggregate number of securities to which transaction applies: 9,407 Limited Partnership Units.
--------------------------------------------------------------------------------
       (3) ____ Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): _______________________

       (4) Proposed maximum aggregate value of transaction: 9,407 Limited Partnership Units X 1000 per share = $9,407,000; Total proposed maximum aggregate value of the transaction1: $9,407,000.

       (5) Total fee paid: $1,881.40
--------------------------------------------------------------------------------
       [X] Fee paid previously with preliminary materials.
--------------------------------------------------------------------------------
       [_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a) (2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

       (1) Amount Previously Paid:
--------------------------------------------------------------------------------
       (2) Form, Schedule or Registration Statement No.:
--------------------------------------------------------------------------------
       (3) Filing Party:
--------------------------------------------------------------------------------
       (4) Date Filed:
--------------------------------------------------------------------------------


1
The filing fee was calculated using an assumed value of the Limited Partnership Units based on a distribution of $1,000 for each Unit following the sale of the registrant's assets.

                                     CONSENT
                           FOUNDATION REALTY FUND LTD.

         The following proposal is made by, and this consent is solicited by, Foundation Realty Fund Ltd., a Florida limited partnership (the "Partnership") for the purpose of obtaining the consent of limited partners of record holding a majority of the limited partners' units in the Partnership in accordance with
Section 16.5 of the Partnership's Limited Partnership Agreement.

         The undersigned, a limited partner of the Partnership, does hereby vote or abstain and grant or withhold consent as follows:

         (a)That the Partnership's Plan of Liquidation and Dissolution as described in the Consent Statement dated May 30, 2001 is approved and adopted; and further that the Partnership be dissolved and its affairs wound up pursuant to Article XIV of the Limited Partnership Agreement, that its remaining assets be liquidated in an orderly liquidation and winding-up of its business, that the proceeds of such liquidation be expended and distributed as required by the Limited Partnership Agreement and, upon distribution of all of the assets of the Partnership, the Partnership be terminated. (b)That the Managing General Partner of the Partnership be given, and have, power and authority for and on behalf of the Partnership, without further action, vote or consent of the limited partners, to take such action and execute such agreements, and instruments as are necessary, appropriate or desirable in its sole discretion to effectuate the intention hereof.

                FOR [ ]        AGAINST [ ]       ABSTAIN [ ]



                                         Signature

                                         ----------------------------------
                                         Signature (if joint ownership)

                                         ----------------------------------
                                         Print Name

                                         ----------------------------------
                                         Print Name (if joint ownership)

                                         Number of Units Owned: ___________

                                         Date of Execution: _______________


         Please sign exactly as your name appears on the envelope in which this ballot was mailed. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person. If shares are held jointly, each holder should sign.



                           FOUNDATION REALTY FUND LTD.
                          A FLORIDA LIMITED PARTNERSHIP

             NOTICE OF SOLICITATION OF CONSENTS OF LIMITED PARTNERS

         Foundation Realty Fund Ltd., a Florida limited partnership (the "Partnership"), hereby solicits from Limited Partners of the Partnership a written consent ("Consent") approving;

         The Partnership's Plan of Liquidation and Dissolution that authorizes the Managing General Partner of the Partnership to sell all of the assets of the Partnership and effectuate the orderly liquidation and winding-up of the business of the Partnership.

         The proposal is more fully described in the Consent Statement accompanying this Notice. The vote will be obtained through the solicitation of written consents, and no meeting of Limited Partners will be held.

         Limited Partners of record at the close of business on May 11, 2001 are entitled to receive notice of the solicitation and to submit a Consent. Only Consents received on or before 5:00 p.m. Atlanta, Georgia time on July 2, 2001 will be valid.

         YOUR CONSENT IS IMPORTANT, REGARDLESS OF THE NUMBER OF UNITS YOU HOLD. TO ASSURE THAT YOUR CONSENT WILL BE CONSIDERED, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED CONSENT AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE NO LATER THAN 5:00 PM ATLANTA, GEORGIA TIME ON JULY 2, 2001. ANY CONSENT THAT IS SIGNED AND RETURNED BUT IS NOT SPECIFICALLY MARKED "AGAINST" OR "ABSTAIN" WILL BE DEEMED TO BE A VOTE "FOR" THE PROPOSAL.


                                         Respectively submitted,

                                         FOUNDATION REALTY FUND LTD.

                                         By:      RJ Properties, Inc., a Florida
May 30, 2001                                         Corporation
                                                  Managing General Partner


                                         By:/s/ J. Robert Love
                                         ---------------------
                                         Name:  J. Robert Love
                                         Title:    President

                                TABLE OF CONTENTS

                                                                                          Page No.
                                                                                          --------

Summary Term Sheet......................................................................         3

Risk Factors............................................................................         7

Reasons for the Proposed Liquidation....................................................         12

Impact of the Approval of the Plan on the General Partners and Their Affiliates.........         17

Business................................................................................         19

Selected Financial Data.................................................................         21

Management's Discussion and Analysis of Financial Condition and
Results of Operations...................................................................         22

Proposal to Liquidate and Dissolve......................................................         25

Regulatory Approvals....................................................................         28

Appraisal Rights........................................................................         28

Effect of Failure to Approve the Plan...................................................         28

Illustration of Potential Sources of Funds and Use of Proceeds Resulting
from Liquidation........................................................................         30

Illustration of Potential Projected Federal Tax Ramifications of the Sales..............         32

Unaudited Proforma Financial Information................................................         34

Certain Income Tax Consequences.........................................................         39

Certain Provisions of the Partnership Agreement.........................................         42

Security Ownership of Certain Beneficial Owners and Managers............................         43

Special Note Regarding Forward-Looking Statements, Including Estimates..................         44

Recommendation to Vote for the Approval of the Plan.....................................         45


EXHIBIT A -    Plan of Liquidation and Dissolution

EXHIBIT B -    Excerpts of Sections of the Partnership Agreement

SCHEDULE 1 -   Balance Sheet as of December 31, 2000 and December 31, 1999 and
               related statements of operations, partners' equity (deficit) and cash flows (audited and accompanied by independent Auditor's
               Report)

SCHEDULE 2 -   Balance Sheet as of March 31, 2001 and December 31, 2000 and
               statements of operations, partners' deficit and cash flows for the three months ended March 31, 2001 and March 31, 2000
               (unaudited)

                           FOUNDATION REALTY FUND LTD.

                          A FLORIDA LIMITED PARTNERSHIP

                  STATEMENT REGARDING SOLICITATION OF CONSENTS


                                  INTRODUCTION

         The accompanying consent form (the "Consent") is solicited by Foundation Realty Fund Ltd., a Florida limited partnership (the "Partnership"), for the purposes set forth in the attached Notice.

         The affirmative consent of limited partners of the Partnership of record on May 11, 2001 (the "Limited Partners") holding more than 50% of the Partnership units (the "Units") held by all Limited Partners (a "Majority of the Units") of the Partnership is required for approval of the Partnership's Plan of Liquidation and Dissolution attached to this Consent Statement as Exhibit "A" (the "Plan") that authorizes RJ Properties, Inc. (the "Managing General Partner") to effectuate the orderly liquidation and winding-up of the business of the Partnership (the "Plan"), including, but not limited to, the sale of Springfield Apartments, located in Durham, North Carolina ("Springfield Apartments") and Oakwood Village Apartments, located in Atlanta, Georgia ("Oakwood Village Apartments"). Because the Limited Partnership Agreement of the Partnership (the "Partnership Agreement") requires approval by holders of a Majority of the Units, abstentions and non-votes are not counted in determining whether approval by holders of a Majority of the Units has been received and thus effectively count as a vote against the Plan.

         This statement regarding the Solicitation of Consents ("Consent Statement") and the form of Consent will be first sent or given to Limited Partners on or about June 4, 2001. Only Consents postmarked or actually received by the Partnership at its executive offices on or before 5:00 p.m. Atlanta, Georgia time on July 2, 2001 will be included in determining whether the proposal has been approved, provided, however, that the Managing General Partner may in its sole discretion extend the deadline for postmarking or receiving Consents no later than August 3, 2001. Consents may be revoked or changed once received by the Partnership but only by written revocation actually received by the Partnership prior to the time the Partnership has received Consents from holders of a Majority of the Units. Consents may not be revoked or changed once the Partnership has received Consents from holders of a Majority of the Units on the proposal.

         If the proposal to adopt the Plan is approved by holders of a Majority of the Units the following transactions will occur:

                  (i) The Plan will be put into effect by the Managing General Partner; and

                  (ii) The Managing General Partner may immediately seek purchasers for the Springfield Apartments and the Oakwood Village Apartments.

         Only the Limited Partners of record at the close of business on May 11, 2001 (the "Record Date") will be entitled to receive notice of, and to submit a

Consent in connection with the proposal described herein. As of the close of business on May 11, 2001, there were 9,407 outstanding Units held by 731 Limited Partners.

         The cost of solicitation of Consents will be borne by the Partnership. In addition to solicitation by mail, officers, employees and agents of the Managing General Partner may solicit Consents by mail, telephone, facsimile or personal interview. The Partnership estimates that the cost of such printing and solicitation will be approximately $10,000. For information concerning the cost of presenting this proposal see "PROPOSAL TO LIQUIDATE AND DISSOLVE - Fees and Expenses on page 28."

         The Partnership's principal executive offices are located at Suite 700, 1100 Abernathy Road N.E., Atlanta, Georgia 30328. The telephone number is (770) 551-0007, Extension 106.

                               SUMMARY TERM SHEET

                  The following is a brief summary of certain information contained elsewhere in this Consent Statement. You are urged to read carefully the entire Consent Statement, including the Exhibits and Schedules.

     o The Partnership. The Partnership owns two apartment projects. See "BUSINESS - Properties" on page 19. The Partnership proposes to sell both apartment projects to unrelated third parties and then liquidate. See "PROPOSAL TO LIQUIDATE AND DISSOLVE" on page 25.

     o Why you are being asked to Consent. The General Partners believe that it is time to sell the Partnership's two apartment projects and liquidate. Limited Partners are being asked to vote "For" and consent to the Plan because the Partnership Agreement requires that the General Partners obtain the consent of Limited Partners before selling substantially all of the Partnership's assets. See "PROPOSAL TO LIQUIDATE AND DISSOLVE" on page 25 and Exhibit "A."

     o Consent of Holders of the Majority of The Units Needed. The consent of holders of more than 4,703.5 Units, which is a Majority of the Units, is needed to approve the Plan. If the Plan is approved these apartment projects will be sold to one or more unaffiliated purchasers at the direction of the Managing General Partner without the further vote, consent or approval of the Limited Partners. See "PROPOSAL TO LIQUIDATE AND DISSOLVE" on page 25.

     o The Potential Purchasers. As of the date of this Consent Statement, there are no active offers to purchase the apartment projects. See "PROPOSAL TO LIQUIDATE AND DISSOLVE" on page 25.

     o Distributions. If the Plan is approved, the General Partners will waive their right to receive their share of the liquidation proceeds in excess of the $1,000 they contributed to the Partnership. It is estimated that this action by the General Partners will result in almost $290,000 more being distributed to Limited Partners. See

          "IMPACT OF APPROVAL OF THE PLAN ON THE GENERAL PARTNERS AND THEIR AFFILIATES"on page 17.

          The Managing General Partner currently anticipates that the Plan, if approved, will result in a distribution of between $625 and $700 per Unit. See "ILLUSTRATION OF POTENTIAL SOURCES OF FUNDS AND USE OF PROCEEDS RESULTING FROM THE LIQUIDATION" on page 30.

     o What happens if a Majority Does Not Consent. In the event that holders of a Majority of the Units do not vote "For" the proposal, and therefore do not Consent to the Plan, the Partnership will continue its current operations. The Managing General Partner expects that distributable cash flow could be less than in the five previous years due to the fact that expenses are rising at a faster rate than revenues. Also, aging roofs, particularly at Oakwood Village Apartments, and plumbing repairs at Springfield Apartments, will require some extraordinary expenditures in the future. See "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS" on page 22, for a description of the historical trends in these expenses.

          The future sale of either of the Partnership's apartment properties, depending on the circumstances, could require a vote of the Limited Partners, which would add time and expense to the process and perhaps chill or inhibit a sale.

     o How to Consent. Please complete and return the enclosed Consent Form. You may consent to the Plan by voting "For," or withhold Consent by voting "Against," or "Abstain."

     o Risk Factors. Both implementation of the Plan and the continued operation of the business of the Partnership if the Plan is not approved are subject to material risks. See "RISK FACTORS" on page 7.

     o Reasons for the Proposed Liquidation. Several significant developments have occurred that lead the Managing General Partner to believe that the time has come to begin liquidating partnership assets. See "RISK FACTORS- Potential Factors Affecting Future Operating Results on page 10 ." These include:

               (i) The original timeframe set for the Partnership's ownership of these apartment projects has passed;

               (ii) The apartment projects will need significant repairs and capital expenditures over the next several years;

               (iii) Revenues are not increasing at the same rate as expenses.

     o    Impact of the Plan on the General Partners. If the Plan is approved:

               (i) The General Partners have agreed to waive their share of liquidating distributions and any disposition fees payable to them out of sales proceeds, other than the original $1,000 they contributed.

               (ii) The General Partners will recognize approximately $343,000 of gain (even though they have waived distributions from the sale).

               (iii) The property management fees, expense reimbursements and distributions from operations payable to the General Partners will end.

               (iv) Some officers, directors and employees of the Managing General Partner and its Affiliates own Units as investors. They will receive distributions from the liquidation just like any other Limited Partner. See "CERTAIN PROVISIONS OF THE PARTNERSHIP AGREEMENT - Distribution of Proceeds" on page 42 and "IMPACT OF APPROVAL OF THE PLAN ON THE GENERAL PARTNERS AND THEIR AFFILIATES" on page 17.

     o    Regulatory Approvals. The adoption and consummation of the Plan do not
          require  any  regulatory   consents  or  approvals.   See  "REGULATORY
          APPROVALS, on page 28.

     o No Dissenters Rights. Neither Florida law nor the Partnership Agreement provides for any appraisal rights in connection with the Plan, and therefore, none are available to the Limited Partners. See "APPRAISAL RIGHTS" on page 28.

     o Taxation. There are material federal, Georgia and North Carolina income tax consequences to the Limited Partners. See "CERTAIN INCOME TAX CONSEQUENCES" on page 39. Each Limited Partner's circumstances may be different. For example, some Limited Partners may have already utilized some or all of the suspended losses generated by an investment in the Partnership. Therefore, each Partner is urged to obtain advice related to the tax effect of the Plan from their personal tax advisors. However, the Managing General Partner estimates that the taxable gain allocable to the Limited Partners for federal income tax purposes if both of the Apartment Projects had been sold on March 31, 2001, and all suspended losses were available to offset gain, would be approximately $442 per Unit. See "ILLUSTRATION OF POTENTIAL PROJECTED FEDERAL TAX RAMIFICATIONS OF THE SALES" on page 32.

          Springfield Apartments is located in North Carolina and Oakwood Apartments is located in Georgia. Those states have requirements that might require the Partnership to withhold a portion of distributions and to pay them to the state. If money is required to be withheld from distributions to Limited Partners, the Limited Partners will be required to file state income tax returns in order to claim a refund. See "CERTAIN INCOME TAX CONSEQUENCES" on page 39.

     o Other Sections of the Consent Statement. This Consent Statement contains discussions of the business of the Partnership and certain terms of the Partnership Agreement, management's discussion and analysis of the Partnership's financial condition and results of operations for the quarter ended March 31, 2001 and the years ended December 31, 2000, 1999 and 1998, and the Partnership's financial statements and supplementary data for the quarter ended March 31, 2001 and the years ended December 31, 2000, 1999 and 1998. See "BUSINESS" on page 19, "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
          CONDITION AND RESULTS OF OPERATIONS" on page 22, and "CERTAIN PROVISIONS OF THE PARTNERSHIP AGREEMENT" on page 42.

     o Estimates, Illustrations, Forward-Looking Statements. This Consent Statement contains forward-looking statements. The Partnership's actual results may differ significantly from the results discussed in the forward-looking statements. Statements of the Partnership's or Managing General Partner's beliefs or expectations that are not historical facts or which look prospectively, are forward-looking statements. Forward-looking statements are inherently subject to uncertainties and other factors, which could cause actual results to differ materially from the results stated or implied by such forward-looking statements. See "SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS, INCLUDING ESTIMATES" on page 44.

                                  RISK FACTORS

General

         The following is a description of the risks that the Managing General Partner believes, as of the date of this Consent Statement, are material in connection with the adoption of the Plan. Limited Partners should consider the following factors in reaching a decision as to whether to consent and to approve the Plan.

Uncertainty of Amount and Timing of Liquidating Distributions to Limited
Partners

         A number of factors will affect the amount and timing of liquidating distributions under the Plan including the price for which the assets of the Partnership can be sold, the condition of the real estate markets during the liquidation process, the costs of liquidation and other matters, many of which are beyond the control of the Partnership. As a result, there can be no assurance as to the timing or amount of liquidating distributions to Limited Partners. There is also no assurance that Partnership assets can be sold within a reasonable period of time.

         Additional uncertainties include, among other things, the amount of demand for the properties, the ability of the Partnership to sell both of the apartment projects for their appraised values, the duration of the marketing period for the properties and any diligence period for prospective purchasers, the actual dates when properties are sold, the actual fees and expenses involved in any sales of properties and partnership assets, the actual costs of dissolving the Partnership, the condition of the real estate market, in general, as well as in the Durham, North Carolina and Atlanta, Georgia areas, and the availability of capital for potential purchasers. Examples of uncertainties which could cause the aggregate amount of distributions to Limited Partners to be less than the Partnership's estimate of $625 - $700 per Unit include the following:

     o Although the estimated net distributable cash takes into account an estimate of the sale and dissolution costs to the Partnership, the estimated net distributable cash does not otherwise take into account any operating income (such as rental income) or certain operating expenses of the Partnership for any period after March 31, 2001 and prior to the time the properties are sold and the Partnership dissolved, which is likely to affect the amount of net distributable cash actually available for distribution to the Limited Partners. If operating losses are incurred in such period, actual aggregate distributions to Limited Partners as a result of the sales and dissolution could be less than estimated. If operating income (other than that generated from sales of the properties) is generated during such period, actual aggregate distributions to Limited Partners as a result of the sale and dissolution could exceed the Partnership's estimate.

     o The Partnership's estimate of net distributable cash resulting from the sales and dissolution is based on the assumption that the costs and expenses of the sales and dissolution (including, for example, sales fees and other fees and costs) will equal 1% of the aggregate sales price of the properties. If actual costs and expenses exceed the estimated amount, actual aggregate distributions to Limited Partners as a result of the asset sales and dissolution could be less than estimated. Conversely, if actual costs and expenses are less than the estimated amount, actual aggregate distributions to Limited Partners as a result of the asset sale and dissolution could exceed the Partnership's estimate.

     o The Partnership will prefer potential purchasers who will assume the Partnership's existing debt so that the Partnership will avoid large prepayment penalties required by the existing loans secured by the properties. If a purchaser willing to assume the Partnership's existing debt does not come forth, the Partnership may incur large prepayment charges that will reduce liquidating distributions.

     o If Partnership liabilities that are unknown at the time of the mailing of this Consent Statement later arise and must be satisfied or reserved for as part of the sales and dissolution, the aggregate amount of distributions to Limited Partners as a result of the sales and dissolution could be less than estimated.

     o Delays in the sale of the apartment projects and dissolution of the Partnership, such as delays involving the marketing of the properties or closing of sales of the apartment projects, could result in additional expenses (and possibly operating losses) and result in actual aggregate distributions to Limited Partners as a result of the sales and dissolution that are less than estimated.

     o The appraisals are merely one person's estimate of values of the apartment projects and prior offers to purchase the apartment projects did not result in binding contracts. There is no assurance that prices at or above the appraised values or prior offers can be obtained in the future. If the Plan is approved, the Partnership will not wait to try to obtain a higher price resulting from the passage of time but will act as quickly as is prudent to obtain a reasonable current sale for the Partnership's property consistent with liquidating within a reasonable period of time.

     o There will be federal income tax consequences to a successful execution of the Plan. Because each Limited Partner's personal situation is different, each Partner must seek his or her own tax advice. There can be no assurance that the Partnerhip's estimate of $442 gain per Unit (assuming all suspended losses have not been previously used and the properties are sold for appraised value) is accurate. The sales may not close in the same tax year, continued operations may affect the estimate dramatically and, obviously, this estimate assumes a hypothetical sales price and other facts. See "ILLUSTRATION OF POTENTIAL PROJECTED FEDERAL TAX RAMIFICATIONS OF THE SALES" on page 32.

     o The State of North Carolina will require the Partnership to compute taxable income from the sale of the Springfield Apartments and pay tax at the rate of 6%. Georgia will require the Partnership to compute the portion of the distributions attributable to the sale of the Oakwood Village Apartments and withhold 4% of distributions in excess of $1,000 to individual partners which are not a return of investment. The marginal Georgia income tax rate on Georgia taxable income is 6%. See "CERTAIN INCOME TAX CONSEQUENCES" on page 39.

         There can be no assurance that the estimates set forth in this Consent Statement will be realized. The actual aggregate distributions to be received by Limited Partners as a result of the sales and dissolution could for the foregoing reasons vary materially from the Partnership's lower estimate of $625 per Unit, and may be substantially less. This Consent Statement contains forward-looking statements, which involve risks and uncertainties. The Partnership's actual results may differ significantly from the results discussed in the forward-looking statements. Statements of the Partnership's or Managing General Partner's beliefs or expectations that are not historical facts or that apply prospectively are forward-looking statements. Forward-looking statements are inherently subject to uncertainties and other factors, which could cause actual results to differ materially from the results stated or implied by such forward-looking statements.

No Obligation to Update April 2001 Appraisals

         The appraisals reflect the appraisers' valuation of the real estate of the Partnership as of April 1, 2001 in the context of the market conditions existing as of such date and the information available on such date. The Partnership does not intend to obtain any updated appraisals at the time of any actual sale of the properties, and, therefore, there can be no assurance that the properties will be sold or disposed of at a price equal to what appraisals conducted at the actual time of sale would indicate as the values for those properties. Events occurring after April 1, 2001 and before consummation of any sales of apartment projects, such as changes in capital markets, including changes in financing rates that might affect demand for real property, changes in occupancy, or changes in real estate property markets, could affect the properties or the assumptions used in preparing the appraisals and result in higher or lower values of the properties if updated appraisals were conducted at such time. The appraisers have no obligation to update the appraisals on the basis of subsequent events. The appraisals are subject to certain assumptions, limitations and qualifications made by the appraisers in conducting the appraisals which are described under "REASONS FOR THE PROPOSED LIQUIDATION - The Managing General Partner's Recommendation" on page 12.

Future Sales of Properties Pursuant to the Plan Will Not Require Limited Partner Approval

         If the Limited Partners approve the Plan, the Managing General Partner will have the authority and duty to sell both of the Partnership's apartment projects and all other properties upon the terms and conditions that the Managing General Partner deems appropriate. If the Plan is adopted, the Limited Partners will have no right or opportunity to vote on any actual sale of properties and will, therefore, have no right to approve or disapprove the terms of any such sale. Therefore, in considering whether to approve the Plan, Limited Partners should bear in mind that the Managing General Partner will have broad discretion.

Potential Liability of Limited Partners for Repayment to Creditors of Liquidating Distributions

         The Managing General Partner will attempt to provide for all of the Partnership's liabilities prior to distributing any of the proceeds of the sale of properties to Limited Partners. See "ILLUSTRATION OF POTENTIAL SOURCES OF FUNDS AND USE OF PROCEEDS RESULTING FROM THE LIQUIDATION"on page 30. However, if the Partnership is insolvent after any distribution to the Limited Partners, then the Limited Partners receiving such distributions could be liable for the return to the Partnership of the amount causing the Partnership to be insolvent, which amount will not exceed the total amount distributed in all of such distributions.

Effect on Registration Resulting From Adoption of Plan

         The Partnership anticipates that it will continue to comply with applicable reporting requirements under the securities laws during the liquidation process.

The Continued Existence of the Partnership Due to Actual or Contingent Liabilities of the Partnership

         The Partnership may not actually terminate until all Partnership liabilities, actual and contingent, have been satisfied. In the event a pending contingent liability should arise, the Partnership would in all likelihood remain in existence until such liability is resolved. See "RISK FACTORS - Potential Liability of Limited Partners for Repayment to Creditors of Liquidating Distributions" on page 9.

No Assurance that Sales and Dissolution Will Result in Greater Returns to Limited Partners than a Continuation of the Partnership

         If the Plan is not approved, the Managing General Partner intends to continue to manage the Partnership and its properties substantially as they are currently being managed and to continue to accept and consider indications of interest from third parties to acquire all or a portion of the Partnership's properties. There can be no assurance that the sale of the apartment projects and dissolution will result in greater returns to the Limited Partners than a continuation of the Partnership. As a result of the sale and dissolution, the Partnership will not benefit from possible improvements in economic and market conditions that could produce increased cash flow and enhance the sales price of the properties.

Potential Factors Affecting Future Operating Results

         As each apartment project is sold pursuant to the Plan, the effect will be to decrease the contribution of the sold apartment to overall Partnership operating results. Furthermore, because certain of the Partnership's general and administrative expenses are fixed rather than variable, the reduction in assets will not result in a corresponding equal percentage reduction in expenses.

         Although the Managing General Partner believes that 2001 represents an advantageous time for sellers of apartment properties, the market conditions are not predictable. Given the uncertainty of real estate market conditions, the Partnership will continue to be subject to the risks inherent in the ownership of property such as fluctuations in occupancy rates, operating expenses and rental rates, which in turn may be affected by general and local economic conditions, the supply and demand for apartment properties of the type owned by the Partnership and federal and local laws and regulations affecting the ownership and operation of real estate.

         In the event the Plan is not approved, or sales do not occur for a period of time, the Managing General Partner expects cash available for distribution to partners to be reduced because of the expense trends described in "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS" on page 22.

No Dissenter's Appraisal Rights for Limited Partners

         Neither Florida law nor the Partnership Agreement provides Limited Partners with any right to dissent from, or seek an independent appraisal of, the value of the Partnership or its assets. Thus, Limited Partners will be bound to accept the consideration received by the Partnership upon the sale of the apartment projects and the resulting distributions to Limited Partners as a result of the Plan if the Plan is consented to by holders of a Majority of the Units.

Impact of the Sales and Dissolution and Possible Conflicts of the General Partners and Their Affiliates

         The General Partners will not receive any fees in connection with the sale or dissolution of the apartment projects, nor, assuming the sales and dissolution are consummated, will the General Partners receive any distributions in connection with the sales and dissolution in excess of the $1,000 they originally contributed to the Partnership. Assuming the sales and dissolution are consummated, the Limited Partners will receive virtually all distributions made by the Partnership. In addition, if the Plan is approved, the General Partners will waive the right to receive priority distributions and subordinate fees. As a result, such distributions will not be paid to the General Partners and will be eliminated. Consummation of the Plan will also eliminate any liability of the General Partners for liabilities of the Partnership that could arise in the continued operation of the Partnership. In addition, although the General Partners presently have capital account deficits (the excess of (i) allocations of loss and distributions of cash to the General Partners over (ii) allocations of income and capital contributions since the inception of the Partnership), it is anticipated that, the sales of the apartment projects will result in net income sufficient to eliminate the General Partners' capital account deficits. See "IMPACT OF THE APPROVAL OF THE PLAN ON THE GENERAL PARTNERS AND THEIR AFFILIATES" on page 17.

            [The remainder of this page was intentionally left blank]

                      REASONS FOR THE PROPOSED LIQUIDATION

Historical Background

         The Partnership was formed as a Florida limited partnership in 1987 and commenced operations on January 12, 1988. The primary investment objective of the Partnership was to acquire, manage and eventually sell apartment properties offering the potential for (i) periodic cash distributions to the Limited Partners; and (ii) capital appreciation and (iii) preservation of the Limited Partners' capital. During 1988, the Partnership acquired Springfield Apartments and Oakwood Village Apartments and has continued to operate the properties. The Partnership's original intent was to dispose of the apartments within nine years after acquisition. That timeframe has been significantly exceeded.

The Managing General Partner's Recommendation

         The Managing General Partner recommends that the Limited Partners vote "For" and consent to the Plan, which will authorize the Managing General Partner to take all action necessary or appropriate to implement the Plan. A copy of the Plan is included with this Consent Statement as Exhibit "A." Reference is made to Exhibit "A" for a more complete description of the terms and conditions of the Plan.

         In coming to its decision to recommend that Limited Partners Consent to the Plan, the Managing General Partner considered alternatives to a sale of the apartment projects and dissolution of the Partnership. The primary alternative is for the Partnership to continue to operate the apartment projects in substantially the same manner as it has in the past. The Managing General Partner believes, however, that current market conditions are favorable for a sale of the apartment projects. The Managing General Partner also considered other factors in rejecting the alternative of continuing to operate the apartment projects. The principal factors taken into consideration in recommending that the Limited Partners vote "For" and consent to the Plan were:

          (i) The Plan will result in an accelerated return of capital to the Limited Partners bringing aggregate distributions over the life of the Partnership to in excess of $1,422 for each Unit;

          (ii) The apartment projects have been held longer than originally anticipated;

          (iii)The purchase price for the sale of apartment projects will be achieved by soliciting bids from multiple unaffiliated third parties and/or by arms' length negotiations with unaffiliated third parties;

          (iv) To the extent the apartment projects are not sold, they will continue to subject the Partnership to the risks inherent in the ownership of property such as fluctuations in occupancy rates, operating expenses and rental rates, which in turn may be affected by general and local economic conditions, the supply and demand for properties of the type owned by the Partnership and federal and local laws and regulations affecting the ownership and operation of real estate;

          (v) The future cost of repairs and maintenance of aging apartment projects (The property management firm's personnel have estimated that total costs to complete all currently desired repairs at the apartment projects could be as much as $758,500 at Oakwood Village Apartments and $1,035,000 at Springfield Apartments.); and

          (vi) The level of distributions to the Limited Partners has been declining as the percentage rate of increase in expenses has been more than the percentage rate of increase in revenues.

         The primary disadvantage of disposing of the apartment projects pursuant to the Plan is that there can be no assurance that the Plan will result in greater returns to Limited Partners than a continuation of the Partnership. The Partnership will not benefit from possible improvements in economic and market conditions that could produce increased cash flow and enhance the sales price of the apartment projects.

         The Partnership solicited offers to purchase the apartment projects beginning in the summer of 2000 and received 10 preliminary offers on Springfield Apartments, ranging from $11,700,000 to $13,200,000, and seven preliminary offers on Oakwood Village Apartments, ranging from $8,850,000 to $11,000,000. The potential offers did not result in binding contracts after inspection periods and, therefore, may not reflect the actual market value of the properties after taking into account their actual conditions and financing terms. Furthermore, the terms of many of the preliminary offers would not have been acceptable to the Partnership. Some of the issues encountered were:

         (i) the cost of continued repairs to, or replacement of, plumbing at Springfield Apartments;

         (ii) the Partnership's need for the purchaser to assume the existing mortgages; and

         (iii) the length of time that the Partnership needs to obtain Limited Partner approval for sales.

The Appraisals

         In order to obtain independent opinions of the current range of values for the properties, the Partnership engaged Julia R. Chabannes, MAI, SRPA and James C. Cook, MAI (the "Appraisers") to make appraisals of the apartment projects. The Appraisers were recommended to the Partnership by its property management company. Mr. Cook has been consistently engaged in the business of commercial appraisal since 1974 and has been a member of The Appraisal Institute, with the designation MAI since December 1984. Since 1993, Mr. Cook has been a sole proprietor doing business under the name James C. Cook & Associates. Julia R. Chabannes, MAI, SRPA has had active experience in appraising commercial, industrial and other properties for individuals, lending institutions, large corporations, insurance companies and governmental agencies since 1983. She became a member of The Society of Real Estate Appraisers, SRPA in December, 1982 and became a member of The Appraisal Institute, receiving the designation MAI in October, 1983. Since May, 1987, Ms. Chabannes has been a sole proprietor doing business as Julia R. Chabannes, MAI, SRPA Real Estate Appraiser and Consultant. Both Mr. Cook, and Ms. Chabannes have substantial experience and expertise in assessing the value of multifamily real estate.

         Appraisers typically consider three approaches to the valuation of real estate: the market data or sales comparison approach, the income approach and the cost approach. The market data or sales comparison approach involves a comparative analysis of the subject property with other similar properties that have sold recently or that are currently offered for sale on the market. The income approach involves an economic analysis of the property based on its potential to provide future annual net income. The cost approach involves an economic analysis of the cost to produce a substitute property with equivalent utility. The Partnership's apartment projects were appraised by the Appraisers in accordance with uniform standards of professional appraisal practice. The Springfield Apartments were appraised by Mr. Cook and the Oakwood Village Apartments were appraised by Ms. Chabannes. The valuation was based in part upon information supplied to the appraisers by the Managing General Partner from information that it received from the actual property manager of the properties. This information included rent rolls, billing reports, lease information, financial schedules, income, expenses, cash flow and related financial information. The Appraisers relied on that information and assumed that the information provided by the Managing General Partner of the Partnership was accurate and complete, and they did not attempt to independently verify that information. The existence of potentially hazardous material or gases or the existence of toxic waste was not taken into account, and it was assumed that there were no hidden or unapparent conditions of the property, subsoil or structures that rendered it more or less valuable. The Appraisers did not perform any environmental or structural engineering studies that may be required to discover the existence of hazardous materials or gases or hidden or unapparent structural conditions. The appraisers did interview and rely upon management personnel to obtain information relating to the condition of the property including deferred maintenance, capital budgets, the status of ongoing or newly planned improvements and other factors affecting the physical condition of the property. Based on lease and market rent analyses and rental revenue, projections were developed based on the terms of existing leases and analysis of market rents and historical rents achieved at the properties. Expenses were analyzed based on a review of the actual historical expenses at the properties.

     When applying the income approach both Ms. Chabannes, with respect to the Oakwood Village Apartments, and Mr. Cook, with respect to the Springfield

Apartments, considered market and/or contract rents less expenses to arrive at net income. Then the resulting net income was capitalized into a valuation indication using direct capitalization computation. Each property's operating history for 1998, 1999 and 2000 was analyzed in the application of the income approach. In determining an overall capitalization rate, the Appraisers reviewed overall capitalization rates indicated by comparable sales.

         In coming to their indicated values, the Appraisers also each used a sales comparison approach. Based on actual and proposed sales transactions identified in the respective property's regions, indications of value for the properties were derived considering the property's age, location and other factors. These indices of value primarily included a price per unit, price per square foot analysis and an income multiplier analysis. Each appraisal states that because investors in multifamily properties are primarily concerned with the quality and durability of the property's income stream, the extractive effect of a gross income multiplier was an appropriate and valid indicator. For properties having similar size and income expense characteristics, the sales price per unit and square foot also frequently form a reasonably close range, providing support to the use of the income multiplier technique.

         In her report dated April 3, 2001, Ms. Chabannes appraised the market value of Oakwood Village Apartments. The purpose of the appraisal was to estimate the "as is" market value of the fee simple interest in the Oakwood Village Apartments based on its current condition, in which Ms. Chabannes included the necessity to replace all roofs at an estimated cost of $175,000. Ms. Chabannes concluded the market value of Oakwood Village Apartments as of April 1, 2001 was $10,700,000. Among the three applicable approaches to valuing apartment projects, the sales comparison approach and the income approach were found to be the most appropriate indicators. Her appraisal of Oakwood Village states that the cost approach reflected a higher value as a result of economic obsolescence of the property which resulted from a low density of eight units per acre. Rapidly rising land values for sites zoned as town homes and apartments in the area (8 to 30 units per acre) place a disproportionate amount of the property's value on the land. In the appraiser's opinion additional units would be necessary to generate an income stream that better supports land value. The value indications resulting from the income and sales comparison approaches were considered by Ms. Chabannes to be more reflective of the property's "as is" market value. Because Ms. Chabannes found that the income approach more closely reflected the action of investors in income producing properties such as the Oakwood Village Apartments, it was given greater consideration in arriving at the reconciled "as is" value as of April 1, 2001.

         Mr. Cook appraised the market value of Springfield Apartments effective April 1, 2001 based on his inspection on March 28, 2001 and found the "as is" market value to be $12,500,000. In reconciling the cost approach, sales comparison approach and income approach, Mr. Cook found that the income and sales comparison approaches were more reflective of the property's market values. Because Mr. Cook found that the income approach more closely reflected the actions of investors, it was given greater consideration in arriving at a reconciled "as is" value as of April 1, 2001. However, in arriving at this value he took into account that a purchaser would require price concessions of over

$680,000 in order to replace polybutylene piping and for loss of income during the replacement period.

         The function of the appraisals is only to assist the Partnership in analyzing potential dispositions. It is not an indication that there is in fact a purchaser who is willing to pay the appraised estimated fair market value for the property.

         Market conditions including interest rates and the economy in general as well as conditions of the property and the property's operations would obviously also affect the valuations. The mortgages on each apartment project have prepayment penalties designed to protect each lender's "yield." Due to the current interest rate environment these penalties are potentially very large. In order to avoid payment of these fees the Managing General Partner will seek purchasers who are willing to assume the existing debt. The loan transfer fees are potentially significantly lower than the prepayment penalties. The appraisals assumed an all cash sale and did not take into account the marketing and cash enhancement desire of the Partnership to have a purchaser assume the existing financing.

         There can be no assurance that the estimate of liquidation proceeds will prove accurate. See "RISK FACTORS - Uncertainty of Amount and Timing of Liquidating Distributions to Limited Partners" on page 7. Therefore, the amount ultimately received by Limited Partners through liquidating distributions may be more or less than the estimates contained in this Consent Statement.

         The appraisals are available for inspection and copying, at the inspecting partner's cost, at the Partnership's principal offices in Atlanta, Georgia during regular business hours.


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                                      -16-

                      IMPACT OF THE APPROVAL OF THE PLAN ON
                    THE GENERAL PARTNERS AND THEIR AFFILIATES

         If the Plan receives the requisite Consent, the General Partners will waive the right to receive the distributions due them from the liquidation of the Partnership in excess of the original $1,000 they invested in the Partnership. Furthermore, certain benefits such as property management fees will cease when the apartment projects are sold.

         The Partnership Agreement provides for a priority distribution of Cash From Sale to the General Partners sufficient to give the General Partners, after taking into account other distributions to them of Cash From Operations, an amount equal to 5% of the amount of Cash From Operations distributed to the Partners throughout the life of the Partnership. As of March 31, 2001 the amount of this priority distribution would be $290,761. If the proceeds from the sale of Partnership Assets are sufficient, the General Partners could receive the priority distributions or other distributions with respect to their interest, however, the General Partners have agreed to waive the right to receive these distributions if the Plan receives the requisite consent. See "CERTAIN PROVISIONS OF THE PARTNERSHIP AGREEMENT" on page 42 for the definitions of Cash From Operations and Cash From Sale.

         Property management fees are paid to the Managing General Partner for services performed in connection with, among other things, the day to day management of Springfield Apartments and Oakwood Village Apartments. As compensation for management services they perform, the Managing General Partner is paid a monthly fee equal to 5% of the monthly gross receipts from the apartment projects. For the years 2000, 1999 and 1998 the amount of these fees was $190,347, $184,729 and $182,858 respectively. As of March 31, 2001, the
Partnership was current in payment of property management fees. These fees will no longer be paid after the apartment projects are sold.

         The General Partners and their Affiliates are reimbursed for general and administrative expenses of the Partnership on an accountable basis. Direct costs are paid by the Partnership. Amounts reimbursed to Affiliates of the General Partners pursuant to these provisions during the years 2000, 1999 and 1998 were $1,998, $1,090 and $950 respectively. Affiliates of the General Partners, as of March 31, 2001 were not due any unreimbursed general and administrative expenses that should have been paid pursuant to the Partnership Agreement. If the Partnership is liquidated these reimbursements to the General Partners will cease.

         The General Partners have a right to receive 5% of Cash From Operations, subject to certain subordination agreements. No Cash From Operations has been distributed to the General Partners since 1997. In addition, the General Partners are allocated 5% of all tax items. The allocation of tax items will stop if the Partnership is liquidated.

         The General Partners also have a right to receive a disposition fee equal to the lesser of one half of a competitive real estate commission or 3% of the Disposition Price (as defined in the Partnership Agreement) of the Partnership's properties, but only after all Limited Partners have received an amount equal to their Adjusted Capital Contribution plus an 8% priority return. The General Partners have agreed to waive the right to receive any such disposition fee should it become payable.

         130 Units are owned by officers, directors and employees of Affiliates of the Managing General Partner. These Limited Partners will receive distributions with respect to their Units on the same basis as other Limited Partners.

         See "CERTAIN PROVISIONS OF THE PARTNERSHIP AGREEMENT - Distribution of Proceeds" on page 42. See "ILLUSTRATION OF POTENTIAL SOURCES OF FUNDS AND USE OF PROCEEDS RESULTING FROM THE LIQUIDATION" on page 30.



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                                      -18-

                                    BUSINESS

General Development of Business

         The Partnership is a limited partnership composed of the General Partners and purchasers of the Units as its Limited Partners. The Managing General Partner is RJ Properties, Inc., a wholly-owned subsidiary of Raymond James Financial, Inc. The Partnership was formed under the laws of Florida in 1987 and commenced operations on January 12, 1988.

         The Partnership's business is to acquire, manage, and eventually sell apartment properties that offer the potential for providing periodic cash distributions to Limited Partners, capital appreciation, and preservation and protection of the Limited Partners' capital contributions. If the Partnership continues its operations it has no current plans to change its operating or investment policies.

Operations

         The Partnership has no direct employees. The General Partners have full and exclusive discretion in management and control of the Partnership.

Properties

As of March 31, 2001, the Partnership owned the properties listed below:

Property Name and Location                   Purchase Date

 Oakwood Village Apartments                  1/22/88
      Atlanta, Georgia
 Springfield Apartments                      9/22/88
      Durham, North Carolina

As of March 31, 2001 and December 31, 2000 the Partnership's investment in its properties was allocated as follows:

                                          March 31, 2001       December 31, 2000

  Land                                     $ 3,141,510            $ 3,141,510
  Buildings                                 17,298,118             17,298,118
  Furniture & Fixtures                       2,137,901              2,114,164
                                            ----------            -----------

  Apartment Properties, at Cost             22,577,529             22,553,792
    Less: Accumulated Depreciation          <8,124,441>            <7,986,885>
                                           -----------            -----------
Total Investment in Properties             $14,453,088            $14,566,907
                                           ===========            ===========

         Springfield Apartments is located in one of the better middle income suburban areas of Durham, North Carolina. Residential growth in this area has been strong. The submarket in which Springfield Apartments is located is the largest submarket in Durham and accounts for approximately 11,948 apartment units of a total of approximately 18,789 units in Durham as of February, 2001. Apartment growth in this submarket has been substantial over the last two years with over 2500 new units being added. The appraisal reported an overall submarket vacancy rate of 9.0% as of February 2001 as compared to 8.1% overall for the Raleigh/Durham area. The appraisal also reports over 1700 apartment units under construction in the submarket. The comparable rent survey conducted by the appraiser discloses current street rents for the property to be consistent with market rents for comparable properties.

         Oakwood Village Apartments is located in DeKalb County, Georgia, six to twelve miles northeast of the Atlanta central business district. The area is a popular office and residential location. The property's submarket is experiencing a revitalization as older multifamily projects are sold and renovated. There is significant office and retail development in the area. Rental comparisons performed by the appraiser indicated that the rents for units at Oakwood Village Apartments were on the low end when compared to rental comparables, but noted that this was to be expected due to the larger size of the property's units and its overall age. The appraiser found that the property's current rental rate structure was reflective of market rent. The Appraiser also found that the occupancy at the property, which has averaged in the mid to upper 90% is typical in the immediate market area.

         The Managing General Partner considers the properties to be in good condition following significant capital expenditures in recent years. Springfield Apartments has been recently painted. One item of deferred maintenance at Springfield Apartments is the plumbing. An item of deferred maintenance at Oakwood Village Apartments is its roofs, which are showing significant signs of deterioration. See "REASONS FOR THE PROPOSED LIQUIDATION - The Managing General Partner's Recommendation" on page 12. In the Managing General Partner's opinion the Partnership's properties are adequately covered by insurance.

Legal Proceedings

         There are no material pending legal proceedings to which the Partnership is a party or to which its property is subject.



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                                      -20-

Equity and Related Partner Matters

         The Partnership's limited partnership Units are not traded on an established public trading market, and it is unlikely that any significant market will develop.

         Distributions to Limited Partners have been $482,109 ($51.25 per Unit), $352,763 ($37.50 per Unit) and $423,316 ($45.00 per Unit) for 1998, 1999 and
2000, respectively. Distributions to the General Partners have been $0 for the fiscal years ended December 31, 1998, 1999 and 2000, respectively.

                                                        SELECTED FINANCIAL DATA

                                                        Year Ended December 31,

                           Q-1.01            2000             1999             1998             1997              1996
                           ------            ----             ----             ----             ----              ----
Total Revenues             $996,202      $ 3,876,716      $ 3,753,624      $ 3,681,292       $3,653,810       $ 3,541,450

Net Income (Loss)            66,096           89,573          153,404          194,764        (296,253)         (150,117)

Total Assets             15,944,074       15,933,059       16,442,093       16,826,009       17,257,323        17,530,937

Notes Payable            17,323,566       17,373,014       17,561,620       17,736,343       17,898,206        17,196,565

Distributions Per            $11.25          $ 45.00           $37.50          $ 51.25           $67.50            $79.37
Partnership Unit

Income (Loss) Per             $6.67            $9.05          $ 15.49          $ 19.67         $ (29.92)         $ (15.16)
Unit Outstanding

Occupancy %                   96.0%            94.6%            93.8%            93.1%            94.7%             94.9%

Revenue per                   $2.39            $9.32            $9.03           $ 8.85           $ 8.78            $ 8.51
Sq. Ft.

The above selected financial data should be read in conjunction with the financial statements and related notes appearing elsewhere in this Consent Statement. The selected financial data is not covered by the auditors' opinion included elsewhere in this Consent Statement.

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                                      -21-

                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                  FINANCIAL CONDITION AND RESULTS OF OPERATIONS


         Rental income for the 12 months ended December 31, 2000 was $3,686,506 as compared to $3,621,098 and $3,545,122 for the comparable periods ended December 31, 1999 and December 31, 1998, respectively. Income from property operations for the 12 months ended December 31, 2000 was $1,382,498 as compared to $1,472,740 and $1,524,062 for the comparable periods ended December 31, 1999 and December 31, 1998. The $90,242 decrease in income from property operations in 2000 was a result of several factors; including a $35,043 increase in payroll expense at the Springfield Apartments due to the hiring of an additional office worker, a $24,237 increase in property taxes at the Oakwood Village Apartments due to an increased property tax assessment by the county the property is located within, repair and maintenance cost increases at both property locations for such items as landscaping improvements of $26,599; plumbing replacements and interior repairs due to pipe breaks at the Springfield Apartments totaling $39,913; and exterior wood replacement and roof repairs totaling $32,563. The $51,209 decrease in income from property operations in 1999 was a result of increases in operating expenses at the Springfield Apartments. Maintenance and commission payroll increased by $32,000 due to maintenance payroll increases and overtime hours worked and increased commission payouts due to increased leasing and leasing compensation arrangements. Capital and recurring replacement items increased by $25,000 and $16,000 respectively from 1998 to 1999. The capital expense increases were attributable to the Springfield Apartments and included a $9,775 increase in roofing costs and $7,320 in window replacement costs. The recurring expense increases were attributable to both properties and primarily related to increased expenses for carpet and vinyl replacement costs. The expense increases from both year comparisons were offset by the implementation of several rental rate increases which resulted in increased rental income of $65,408 in 2000 and $75,976 in 1999. In 1999, other expenses increased $17,971 or 14.3%. This increase is primarily attributed to increases of $5,000 and $4,000 in advertising expenditures at the Springfield Apartments and Oakwood Village Apartments respectively and increases of $2,000 each at the two apartment projects for administrative expenses.

         Rental income for the three months ended March 31, 2001 was $963,995 as compared to $880,875 for the comparable period ended March 31, 2000. Income from property operations for the three months ended March 31, 2001 was $401,595 as compared to $370,727 for the comparable period ended March 31, 2000. The increase in rental income was a result of higher occupancy levels at the Oakwood Village Apartaments in Atlanta, Georgia and the Springfield Apartments in Durham, North Carolina. Property operating expenses increased $50,560 from the first quarter of 2000 to the first quarter of 2001. Payroll expense increased $11,705 consisting primarily of incentive compensation awards for the property personnel for obtaining net operating income objectives. Property taxes increased $6,495 reflecting anticipated tax millage rate increases by the counties in which the properties are located. The other expense category increased $11,724 primarily as a result of higher property and liability insurance premiums related to property insurance coverage at both property locations. Finally, repair and maintenance expenses increased $23,218. This increase is primarily attributed to spending $24,559 for painting and wood replacement at the Springfield Apartments in Durham, North Carolina. Interest expense decreased from $336,623 for the three months ended March 31, 2000 to $332,813 for the three months ended March 31, 2001. This decrease in interest expense is a result of a refinancing of the original debt to new loans with a lower interest rate and a replacement of the Oakwood Village First Purchase Money Mortgage with a traditional amortizing loan.

         Net income for the 12 months ended December 31, 2000 was $85,094 or $9.05 per Unit outstanding as compared to net income of $145,734 or $15.50 per Unit for the comparable period ended December 31, 1999. The primary source of funds in 2001 will accumulate from rental operations and investment earnings.

         Net income for the three months ended March 31, 2000 was $31,289 or $3.16 per Limited Partnership Unit outstanding as compared to income of $66,096 or $6.67 per Limited Partnership Unit for the comparable period ended March 31, 2001. The $34,807 increase in net income was primarily a result of an increase in property operating expenses as described above offset by increased rental iuncome of $83,120.

         Cash distributions of $423,316, $352,763 and $482,109 were paid to Limited Partners in 2000, 1999, and 1998 respectively. The distribution of cash flow to Limited Partners was $129,346 lower in 1999 compared to 1998. The lower 1999 distribution is a result of the Partnership setting aside $107,875 of operating funds for planned capital expenditures in 2000. The higher distribution in 2000 of $70,553 reflects the prior year set aside of $107,875 offset primarily by a $35,537 decrease in property cash flow.

Year 2000 Disclosure

         The Partnership's operations were not affected negatively by the advent of the year 2000. The Partnership spent between $5,000 and $7,000 towards Y2K preparations and these amounts were expensed.

Other Disclosure

         At the inception of the Partnership, Foundation Realty Fund Ltd. entered into a property management agreement with the Managing General Partner for management of the apartment properties. On March 31, 1998, a subsidiary and certain assets of the Managing General Partner were sold to SHLP Realty Corp., and the existing employees of the Managing General Partner were transferred to the buyer. To avoid loss of continuity, the Managing General Partner entered into a submanagement agreement with SHLP Realty Corp. for management of Springfield Apartments and Oakwood Village Apartments. This submanagement agreement does not change the management fee expense or the personnel assigned to the day-to-day operations of the properties.

  Liquidity and Capital Resources

         In the Managing General Partner's opinion, working capital reserves and liquidity from property operations are sufficient to meet the short-term operating needs of the Partnership. The sole long-term commitments of the Partnership are the mortgages payable that have balloon payments due November 2004. Management plans to meet these commitments through a property sale or through approaching lenders to refinance the Partnership mortgages. If offers at acceptable prices are received, it is probable that we may sell one or both of the properties. Capital expenditures for any material commitments, should they occur, will be funded from two sources-working capital reserves and proceeds or cash flow earned from property operations.

         Cash provided by operating activities decreased by $27,476 from 1999 to 2000. The decrease was caused by lower net income of $63,831 offset by an increase in unearned rents of $32,075. Cash provided by operating activities decreased by $60,504 from 1998 to 1999. This decrease resulted from a $41,360 lower net income in 1999 compared to 1998 and a decrease of $27,728 in the change of net payable items including trade payables, unearned rents and security deposits.

         Cash used by investing activities totaled $68,870 in 2000. The $34,112 decrease from 1999 is attributable to the purchase and capitalization of exercise equipment and masonry work at the Oakwood Village Apartments and concrete and landscaping improvements at the Springfield Apartments. An increase in the cash used by investing activities in the comparison of 1998 and 1999 amounts noted the same 1999 expenditures.

         Cash used by financing activities totaled $611,922 for 2000 as compared to $527,486 in 1999. The $84,436 increase is attributable to a $70,553 increase in Limited Partner distributions and a $13,883 increase in the principal portion of our debt service.

         The monthly debt service commitments total $52,777 for Oakwood Village Apartments and $74,644 for Springfield Apartments. The debt service is adequately funded from Partnership operations. Cash used by financing activities totaled $527,486 for 1999 as compared to $643,971 for 1998. This decline was primarily caused by a reduction of $129,346 in partnership distributions from 1998 to 1999 and secondarily by the increased pay down of partnership debt principal as required in the new loan agreements entered into during 1997.

           [The remainder of this page was intentionally left blank.]

                       PROPOSAL TO LIQUIDATE AND DISSOLVE

Required Consent. Consents are needed from Limited Partners who hold a Majority of the Units. As of the date of this Consent Statement there were 9,407 Units outstanding. Therefore, the consent of holders of more than 4,703.5 Units is needed to approve the Plan.

Summary of the Plan

         The following summary of the Plan is qualified in its entirety by the Plan itself, which is attached to this Consent Statement as Exhibit "A". The Plan will become effective only upon the approval thereof by holders of record of a Majority of the Units.

         Sale of the Properties

         Upon receiving the required consent from the Limited Partners, the Partnership will attempt to take all reasonable steps necessary to effect the sale of all of the Partnership's real property. The properties may be sold individually or together to any one or more purchasers who are not affiliated with the General Partners. No additional approvals from the Limited Partners will be required or necessary for the Partnership to dispose of the Partnership's assets. See "RISK FACTORS - Future Sales of Properties Pursuant to the Plan Will Not Require Limited Partner Approval" on page 9.

         The Managing General Partner anticipates distributing all proceeds of sales less any necessary reserves or working capital as quickly as possible. The proceeds of the sale of the properties will, pending any liquidating distributions, be invested at the direction of the Managing General Partner in any manner it deems appropriate, subject to the limitation that such investments do not result in the Partnership's becoming an Investment Company under the Investment Company Act of 1940. The Managing General Partner intends to invest the proceeds in money market funds, commercial paper or bankers acceptance notes with an original maturity of three months or less.

         Liquidating Distributions

         If the required consent is received and the Plan is approved, the General Partners have agreed to waive liquidating distributions payable to them in excess of the $1,000 they originally contributed. See "IMPACT OF THE APPROVAL OF THE PLAN ON THE GENERAL PARTNERS AND THEIR AFFILIATES" on page 17.

         The proceeds of the sale of the Partnership's apartment projects and any interest or other return thereon, less the costs of sale, the repayment of debt and any provision for reserves and costs of liquidating the Partnership, will be distributed to the Partners at such times and in such amounts as are determined by the Managing General Partner in its sole discretion. Distributions will be made to limited partners in accordance with the Partnership Agreement. See "CERTAIN

PROVISIONS OF THE PARTNERSHIP AGREEMENT - Distribution of Proceeds" on page 42.

         The cash generated from any sale of the Partnership property is required to be distributed first to the General Partners in an amount equal to the amount if any by which 5% of aggregate distributions of Cash From Operations to all Partners exceed the actual distributions to the General Partners. If the Partnership was liquidated as of March 31, 2001 for the appraised values of the Partnership's assets, the amount of Cash From Sale to be allocated to the General Partners would be $290,761, with all remaining Cash From Sale, allocated to Limited Partners. See, "ILLUSTRATION OF POTENTIAL SOURCES OF FUNDS AND USE OF PROCEEDS RESULTING FROM THE LIQUIDATION"on page 30. In conjunction with the Plan, the General Partners will waive their right to receive all but $1,000 of their distribution of Cash From Sale, and the Plan provides for all such amounts to be distributed to Limited Partners. Therefore, liquidating distributions from sales of Partnership assets will be distributed to the Limited Partners prorata based on their adjusted capital contribution (the adjusted capital contribution for each Unit is currently $1,000) plus an amount equal to an 8% annual noncompounded return on such amount. The Partnership, as of December 31, 2000, has an aggregate of $9,407,000 in the Limited Partner's adjusted capital contributions, and an additional $1,383,262 would have to be distributed to the Limited Partners to reach the required 8% annual noncompounded return on such amount. The Managing General Partner does not believe that sufficient proceeds can be derived from the sale of Partnership assets to exceed these preference distributions to the Limited Partners.

         At such time as the Managing General Partner authorizes any liquidation distribution to be made to the Partners, the Managing General Partner will cause the aggregate amount of the Partnership's cash to be distributed to the Limited Partners of record on the record date fixed from time to time by the Managing General Partner with respect to such liquidation distribution to be set aside (the "Distribution Eligible Partners"). All amounts set aside for distribution will be distributed through the Partnership's transfer agent, or some other agent of the Partnership, to the Distribution Eligible Partners. As of the time that the Partnership makes the final liquidation distribution to the Distribution Eligible Partners, all of the outstanding partnership interests will be deemed cancelled.

         All amounts set aside for distribution that are not distributed because a Distribution Eligible Partner cannot be located will be held by the Managing General Partner or its successor or assign as required by applicable law. Upon expiration of the applicable holding period, which varies from state to state, the law typically presumes the distributions to be abandoned and requires that they be paid over to the state of the unlocated partner's last known address.

         The amount and timing of any liquidating distributions will be determined by the Managing General Partner and will be contingent upon, among other things, the sales of the Partnership's apartment projects (including which apartment project is sold first) and the amounts that the Managing General Partner deems necessary or appropriate to set aside for liabilities and continuing expenses of the Partnership. The Managing General Partner is unable to predict when either of the apartment projects will be sold, when any distributions will be made, and if made, the amount that will be distributed.

         Dissolution

         At such time as the Managing General Partner determines, the Partnership will (i) give notice of its intended dissolution to all its known creditors, (ii) cause a Certificate of Cancellation to be prepared, executed, and filed with and accepted for record by the State of Florida, (iii) cause any documentation required by federal or state tax authorities to be prepared, executed and filed, (iv) after filing the certificate of cancellation, provide notice to the Limited Partners of any final liquidating distribution or notice of the filing of the certificate of cancellation, and (v) withdraw the Partnership's ability to do business as a foreign limited partnership in any state in which it presently has such authority. Partnership assets will be distributed pursuant to the partnership agreement and Florida law. The Managing General Partner intends to cause the Partnership to satisfy all liabilities prior to the filing of the certificate of cancellation, however, that may not be possible. See "RISK FACTORS - Potential Liability of Limited Partners for Repayment to Creditors of Liquidating Distributions" on page 9, and "RISK FACTORS - The Continued Existence of the Partnership Due to Actual or Contingent Liabilities of the Partnership" on page 10. See also "ILLUSTRATION OF POTENTIAL SOURCES OF FUNDS AND USE OF PROCEEDS RESULTING FROM THE LIQUIDATION" on page 30. The Managing General Partner estimates that the period of time needed to liquidate the Partnership will be between one and three years. However, if the Partnership cannot find purchasers for its assets, the period may be longer. See "RISK FACTORS - The Continued Existence of the Partnership Due to Actual or Contingent Liabilities of the Partnership" on page 10.

         Amendments

         Following the approval of and consent to the Plan by the Limited Partners, the Managing General Partner may not modify or amend the Plan without the consent of holders of a Majority of the Units. Before the certificate of cancellation is accepted for record by the State of Florida, the Partnership may abandon or rescind the dissolution by following the same procedure of obtaining the consent of holders of a Majority of the Units as followed for approval of the dissolution as described in this Consent Statement.

         Indemnification/Insurance

         The Managing General Partner will have the power and authority after the effective date of the Plan to purchase and/or maintain insurance covering acts or omissions of its General Partner's directors, officers and employees and the Partnership's indemnification obligations to the General Partners. The Managing General Partner has no current intent to purchase or maintain such insurance. The Managing General Partner will also have the power and authority to satisfy any of the indemnification obligations of the Partnership out of the assets of the Partnership.

         Fees and Expenses

         Whether or not the proposal is approved, all fees and expenses incurred in connection with the solicitation of consents will be paid by the Partnership. The Partnership's estimated fees and expenses to be incurred in connection with the solicitation of consents with respect to the Plan are as follows:

         Filing Fees (SEC)                                     $ 1,881
         Legal and Accounting                                   86,000
         Printing and Solicitation Fees and Expenses            10,000
         Miscellaneous                                           1,000
                                                                 -----
                  Total                                        $98,881
                                                                ======



                              REGULATORY APPROVALS

         The adoption and consummation of the Plan do not require any regulatory consents or approvals.

                                APPRAISAL RIGHTS

         The Florida Revised Uniform Limited Partnership Act provides that the Limited Partners in a limited partnership do not have any appraisal, dissenters' or similar rights in connection with the approval of the Plan unless such rights are provided in the partnership agreement of such partnership. The Limited Partnership Agreement of the Partnership does not provide for any such rights, and therefore, none are available to the Limited Partners.

                      EFFECT OF FAILURE TO APPROVE THE PLAN

         In the event that the holders of a Majority of the Units do not consent by voting "for" the Plan, the Partnership will, most likely, continue to operate as it has in the past. The Managing General Partner expects distributable cash flow to be reduced versus historical distributions if expenses continue to increase at a rate greater than revenues. This trend may be worsened by the age of roofs at Oakwood Village Apartments, and the likelihood of the necessity for plumbing repairs at Springfield Apartments. See "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS" on page 22 for a description of the historical trends in these expenses.

         The future sale of either of the Partnership's apartment projects, depending on the circumstances, could require the vote of the Limited Partners, which would add time and expense to the process and perhaps chill or inhibit a sale.

         As each apartment project is sold pursuant to the Plan the effect will be to decrease the contribution of the sold apartment projects to overall Partnership operating results. Furthermore, because certain of the Partnership's general and administrative expenses are fixed rather than variable, the reduction in assets will not result in a corresponding reduction in expenses.

           [The remainder of this page was intentionally left blank.]

         ILLUSTRATION OF POTENTIAL SOURCES OF FUNDS AND USE OF PROCEEDS
                         RESULTING FROM THE LIQUIDATION

         The following estimate assumes a sale of both Oakwood Village Apartments and Springfield Apartments on March 31, 2001 for the appraised values of the apartment projects. Obviously, the properties were not sold as of March 31, 2001 and it is highly unlikely that they will be sold on the same day or for their appraised values. See "RISK FACTORS - Uncertainty of Amount and Timing of Liquidating Distributions to Limited Partners" on page 7. This illustration is merely to illustrate what could happen given a particular liquidation scenario.


SOURCES OF CASH

Assumed sales price                                  (1)            $23,200,000

     Aggregate outstanding balance of mortgages      (2)            (17,323,566)
     Loan Assumption Costs                           (3)                     (0)
     Closing Costs                                   (4)               (232,000)
                                                                      ---------
Proceeds of sale                                                      5,644,434

     Net short-term Assets                           (5)              1,059,124
                                                                      ---------

Total available sources of cash                                       6,703,558

     USES OF CASH

     Wind-up and Liquidation  Expenses               (6)               (108,881)
                                                                      ---------

     Cash Available for Distribution                                 $6,594,677
                                                                      =========

          Allocation to GPs                          (7)               $  1,000
          Allocation to LPs                          (8)             $6,593,677

(1)      Assumed sale of assets at indicated appraised value.
(2)      Principal balance at March 31, 2001.
(3) ______ This illustration assumes that loan assumption fees and costs of approximately 1% of the loan balance will be paid by the purchaser. If the purchaser does not agree to pay the loan assumption fees or costs, the cash available for distribution will be reduced by $232,000 or more. If the loans are not assumed, the Partnership will incur potentially significant prepayment penalties that, depending on then current interest rates, could exceed 1% of the loan balance. If the loans were paid on March 31, 2001 the prepayment penalties would have been approximately $1,875,361 or almost 8% of the outstanding principal balance.

(4)      Estimated at 1% of sales price.

(5) Cash and cash equivalents at March 31, 2001 also includes prepaid expenses and is net of accounts payable, security deposits and unearned rent.

(6) Includes a deduction for costs of this solicitation and estimated costs of compliance with securities law reporting requirements, final tax returns and financial statements.

(7) The General Partners will waive their right to receive liquidation distributions in excess of their cash invested in the Partnership.

(8)      This illustration would result in an allocation of approximately
         $700 per Unit. However, tax law in Georgia and North Carolina will result in the Partnership being required to pay over to those states out of the cash to be distributed, a percentage of the gain attributable to the sales of property in each state. These withholdings will reduce the actual cash distributed to Limited Partners. See "RISK FACTORS - Uncertainty of Amount and Timing of Liquidating Distribution to Limited Partners" on page 7. The Limited Partners will be required to file individual income tax returns in order to claim refunds of all or a portion of the amounts paid on their behalf.


            [The remainder of this page was intentionally left blank]

                       ILLUSTRATION OF POTENTIAL PROJECTED
                     FEDERAL TAX RAMIFICATIONS OF THE SALES

The following illustrates the potential projected Federal tax ramifications of the sale of the apartment projects and the dissolution of the Partnership as if it occurred on March 31, 2001. Obviously, the properties were not sold as of March 31, 2001 and it is highly unlikely that they will be sold on the same day or for the appraised value. In addition, the Partnership might not liquidate in the same year as the properties are sold. Therefore, recognition of the suspended losses and the write off of the syndication costs might not occur in the same year as the taxable gain. See "CERTAIN INCOME TAX CONSEQUENCES" on page 39.

                                                                                      LIMITED      GENERAL
                                                                         TOTAL        PARTNERS     PARTNERS
                                                                         -----        --------     --------

Assumed sales price                                         (1)    $23,200,000

Tax basis of the properties to be sold                      (2)    (12,679,405)
Closing costs at 1% of proceeds                                       (232,000)
Consent costs to be allocated to the sale                             (108,881)
                                                                     ---------

Tax gain on sale of properties                                      10,179,714     $9,836,954     $342,760

Estimated ordinary loss to be included on Schedule K-1
for final year expenses                                     (3)       (159,795)      (151,805)      (7,990)
                                                                     ---------      ---------      -------

Net taxable income resulting from the sale of the
properties                                                         $10,019,919      9,685,149     $334,770
                                                                   ===========                    ========


Write off syndication costs                                 (4)                    (1,128,840)

Suspended passive losses                                    (5)                    (4,396,563)
                                                                                   ----------

Net Illustrated Federal tax effect to the Limited           (6)                    $4,159,746
Partners                                                                           ==========

(1)      Assumes that the apartment projects are sold for the appraised value.

(2)      Tax basis as of March 31, 2001.

(3) The ordinary loss represents the expenses expected to be incurred to wrap up the operations of the Partnership and other tax adjustments.

(4) A Limited Partner who was an original investor in the Partnership will have a capital account, after all income, losses and cash distributions have been applied equal to the syndication costs paid at the inception of the Partnership. These costs can be reported as a capital loss on the Limited Partner's individual income tax return in the year the Partnership liquidates.

         A Limited Partner who was NOT an original investor must calculate his or her own tax basis in the Partnership. Such a partner cannot use the amounts reflected in this illustration.

(5) The suspended passive losses represents the cumulative rental losses since the inception of the Partnership, net of any income reported. This illustration assumes that the Limited Partner was unable to deduct the losses previously on his or her individual income tax return. The actual amount of losses suspended depends on each Limited Partner's individual tax situation. See "CERTAIN INCOME TAX CONSEQUENCES" on page 39.

(6) This illustration would result in an allocation of approximately $442.20 of gain per Unit for Federal income tax purposes. This gain will be apportioned between Georgia and North Carolina and Limited Partners will be required to report that gain on state income tax returns. See "CERTAIN INCOME TAX CONSEQUENCES" on page 39.


            [The remainder of this page was intentionally left blank]

                    UNAUDITED PROFORMA FINANCIAL INFORMATION

         The following pro forma financial information is presented for informational purposes only and is not necessarily indicative of the financial position or results of operations of the Partnership that would have occurred if the indicated transactions had been completed on the dates indicated, nor does it purport to be indicative of future financial position or results of operations. In the opinion of the Managing General Partner, all material adjustments necessary to reflect the effect of the sale of the apartment projects have been made.

         The following pro forma balance sheet of the Partnership as of March 31, 2001 has been prepared as if (a) there was a sale of the Partnership's two apartment projects for $23,200,000 and the related debt payoff of $17,323,566 and (b) the assumption of debt at an assumption fee of $173,236, to be paid by purchaser.

         The following pro forma statements of operations of the Partnership for the year ended December 31, 2000 and for the three months ended March 31, 2001 have been prepared as if the sale of the Partnership's two apartment projects had occurred as of January 1, 2000.

         Such pro forma financial information is based in part upon the financial statements of the Partnership for the year ended December 31, 2000 and March 31, 2001.

            [The remainder of this page was intentionally left blank]

                          FOUNDATION REALTY FUND, LTD.
                    PROFORMA BALANCE SHEET AT MARCH 31, 2001
                AS IF THE PROPERTIES WERE SOLD ON MARCH 31, 2001


                                                                         March 31, 2001
                                           ---------------------------------------------------------------------
                                                                               PROFORMA               PROFORMA
                                             HISTORICAL                       ADJUSTMENTS              BALANCE
                                           ---------------------------------------------------------------------

ASSETS


Apartment Properties at Cost               $ 22,577,529          (A)        $ (22,577,529)          $         -
Accumulated Depreciation                     (8,124,441)         (A)            8,124,441
                                           -------------------          ---------------------------------------
                                             14,453,088                       (14,453,088)                    -


Cash and Equivalents                            717,926        (A,B,E)          5,876,751             6,594,677
Restricted Cash                                 584,976          (B)             (584,976)                    -
Prepaid Expenses                                 42,645          (B)              (42,645)                    -
Deferred Loan Costs                             145,439          (D)             (145,439)                    -
                                           -------------------          ---------------------------------------

TOTAL ASSETS                               $ 15,944,074                     $  (9,349,397)          $ 6,594,677
                                           --------------------------------------------------------------------
LIABILITIES

Notes Payable                              $ 17,323,566          (B)        $ (17,323,566)          $         -
Accounts Payable                                131,590          (B)             (131,590)                    -
Security Deposits                               102,295          (B)             (102,295)                    -
Unearned Rents                                   52,538          (B)              (52,538)                    -
                                           -------------------          ---------------------------------------

TOTAL LIABILITIES                            17,609,989                       (17,609,989)                    -

PARTNERS' CAPITAL (DEFICIT)

Limited Partner                              (1,418,858)                        8,012,535             6,593,677
General Partner                                (247,057)         (E)              248,057                 1,000
                                           -------------------          ---------------------------------------

TOTAL PARTNERS' CAPITAL (DEFICIT)            (1,665,915)                        8,260,592             6,594,677
                                           -------------------          ---------------------------------------

TOTAL LIABILITIES & CAPITAL (DEFICIT)      $ 15,944,074                     $  (9,349,397)          $ 6,594,677
                                           --------------------------------------------------------------------

                           FOUNDATION REALTY FUND, LTD
                        PROFORMA STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 2000
                AS IF THE PROPERTIES WERE SOLD ON JANUARY 1, 2000

                                                                                                         PROFORMA
                                                                                      PROFORMA            BALANCE
                                                              HISTORICAL             ADJUSTMENTS     DECEMBER 31, 2000
                                                              ----------             -----------     -----------------

Property Operations:

Rental Income                                                $ 3,686,506    (C)        $ 3,686,506          $         -
Other Income                                                     142,697    (C)            142,697                    -
                                                             -----------               ---------------------------------
Total Income                                                   3,829,203                 3,829,203                    -

Expenses:

Depreciation and Amortization                                    611,521    (C)            611,521                    -
Payroll                                                          423,765    (C)            423,765                    -
Real Estate Taxes                                                306,577    (C)            306,577                    -
Utilities                                                        193,183    (C)            193,183                    -
Repair and Maintenance                                           481,906    (C)            481,906                    -
Management Fee -General Partner                                  190,347    (C)            190,347                    -
Landscaping                                                       79,793    (C)             79,793                    -
Other                                                            146,676    (C)            146,676                    -
G&A - Affiliate                                                    1,998    (C)              1,998                    -
Other G&A                                                         10,939    (C)             10,939                    -
Total
Expense:                                                      (2,446,705)               (2,446,705)
                                                             -----------               --------------------------------
Income from Property Operations                                1,382,498                 1,382,498                    -


Interest Income                                                   47,513    (C)             47,513                    -


Interest Expense                                              (1,340,438)   (C)         (1,340,438)                   -


Net Income from continuing operations                        $    89,573               $(   89,573)         $         -
Loss from discounted operations                                             (D)          ( 155,827)            (155,827)
Gain on Sale                                                                (A)          8,292,212            8,292,212
                                                             -----------               --------------------------------
Net Income                                                   $    89,573               $ 8,046,812          $ 8,136,385
                                                             ===========               ================================
ALLOCATION OF NET INCOME
Limited Partners                                             $    85,094               $ 7,799,929          $ 7,885,023
General Partners                                                   4,479    (E)            246,883              251,362
                                                              ----------               -----------          -----------
Net Income from continuing                                   $    89,573               $ 8,046,812          $ 8,136,385
operations per Limited                                        ==========               ===========          ===========
Partnership Unit                                             $      9.05               $      9.05
Net income per limited                                              9.05               $    829.17          $    838.22
partnership unit
Number of Limited                                                  9,407                     9,407                9,407
Partnership Units

                                      -36-

                           FOUNDATION REALTY FUND, LTD
                        PROFORMA STATEMENT OF OPERATIONS
                    FOR THE THREE MONTHS ENDED MARCH 31, 2001
                AS IF THE PROPERTIES WERE SOLD ON JANUARY 1, 2000

                                                                                                        PROFORMA
                                                                                     PROFORMA            BALANCE
                                                             HISTORICAL             ADJUSTMENTS      March 31, 2001
                                                             ----------         -----------------------------------
Property Operations:
Rental Income                                                $  963,995    (C)    $ (963,995)            $        -
Other Income                                                     32,207    (C)      ( 32,207)                     -
                                                             ----------           ---------------------------------
Total Income                                                    996,202             (996,202)                     -


Expenses:

Depreciation and Amortization                                   147,945    (C)      (147,945)                     -
Payroll                                                         109,711    (C)      (109,711)                     -
Real Estate Taxes                                                78,654    (C)       (78,654)                     -
Utilities                                                        35,256    (C)       (35,256)                     -
Repair and Maintenance                                          115,260    (C)      (115,260)                     -
Management Fee -General Partner                                  49,818    (C)       (49,818)                     -
Landscaping                                                      22,483    (C)       (22,483)                     -
Other                                                            45,869    (C)       (45,869)                     -
G&A - Affiliate                                                     115    (C)          (115)                     -
Other G&A                                                         1,922    (C)        (1,922)                     -
                                                             ----------           ---------------------------------

Income (Loss) from Property Operations                          389,169             (389,169)                     -

Interest Income                                                   9,740    (C)        (9,740)                     -

Other Expenses
Interest Expense                                                332,813    (C)      (332,813)                     -
                                                             ----------           ---------------------------------
                                                             ----------           ---------------------------------
Net Income (Loss)                                            $   66,096           $  (66,096)            $        -
                                                             ==========           ==============================-==


Allocation
of Net Income
 Limited Partners                                            $   62,791           $ (62,791)             $        -
 General Partners
                                                                  3,305              (3,305)                      -
                                                             ----------           ---------------------------------

                                                             $   66,096           $ (66,096)             $        -
                                                             ==========           =================================

                          FOUNDATION REALTY FUND, LTD.
                               PROFORMA FOOTNOTES

ADJUSTMENTS:

(A) To record the sale of the properties for $23,200,000. The proforma financial statements contemplate that the loans are assumed by the purchaser, the loan assumption fees are being paid by the purchaser and closing costs represent 1% of the purchase price.

(B) To record the repayment of the debt and retirement of the liabilities due to the sale of the properties.

(C) To eliminate the rental income and expenses for the properties being sold for the respective period.

(D)  Amortize the remaining deferred loan cost due to sale.


OTHER ITEMS:

(E)  The General Partners will waive their priority distribution.



The unaudited proforma financial information presents the operating statements as they would have appeared if the properties were sold and the proceeds outlined in the notes to these proforma financial statements on January 1, 2000. The unaudited proforma financial information also presents the balance sheet as if the properties were sold and the proceeds applied, as previously discussed, on March 31, 2001.


            [The remainder of this page was intentionally left blank]

                         CERTAIN INCOME TAX CONSEQUENCES

         General.

         The following discussion is a summary of the material federal income tax consequences to the Limited Partners relevant to the Partnership's adoption and implementation of the Plan. The discussion does not deal with all of the tax consequences of the Plan that may be relevant to every Limited Partner. LIMITED PARTNERS SHOULD THEREFORE CONSULT THEIR OWN TAX ADVISORS AS TO THE TAX CONSEQUENCES OF THE PLAN TO THEM UNDER APPLICABLE FEDERAL, STATE, LOCAL AND FOREIGN TAX LAWS. The discussion of tax consequences that follows is based upon the Internal Revenue Code of 1986, as amended (the "Code"), Treasury Regulations, Internal Revenue Service (the "IRS") rulings and judicial decisions now in effect, all of which are subject to change at any time; any such changes may be applied retroactively.

         The Partnership does not intend to request a ruling from the Internal Revenue Service (the "IRS") with respect to any of the Federal income tax matters discussed herein. However, the Managing General Partner has received an opinion from McGuireWoods LLP, counsel to the Managing General Partner ("GP Counsel"), as to the Federal income tax matters described herein. In the opinion of GP Counsel, the discussion that follows under the heading "Material Federal Income Tax Consequences of Approving the Plan" fairly reflects the current state of the law regarding the matters stated therein.

         Material Federal Income Tax Consequences of Approving the Plan.

         If the Plan is adopted, the Partnership intends to sell its assets. The sales of assets of the Partnership will result in gain or loss that will be allocated to the Partners in the year of sale to the extent realized. To the extent that Partners have in prior years been allocated losses from the Partnership that may have been suspended under the passive loss rules of the Code, some or all of the gain from the sale of the Partnership's assets may be offset. Because the existence and use of suspended passive losses is a matter of each individual Partner's personal tax situation, GP Counsel is unable to opine as to the existence or use of suspended losses. As of the date of this Consent Statement, it is impossible to accurately predict the amount of gain or loss that the Partnership will recognize upon the sale of its assets.

         Under the Plan the Partnership expects to distribute only money (as opposed to other property) to the Partners. Because regulations under the Code provide that distributions in liquidation of a partner's interest include the termination of a partner's entire interest in a partnership by means of a distribution or series of distributions that may span more than one taxable year, in the opinion of GP Counsel, all distributions to the Partners in furtherance of the Plan that are intended to result in the eventual liquidation of the Units should be treated as liquidating distributions under the Code.

         Although gain or loss will be allocated to the Partners as a result of the sale of Partnership assets, in GP Counsel's opinion, no additional gain should be recognized by a Partner under the Code as a result of liquidating distributions, except to the extent that the cash that is distributed exceeds a Partner's basis in that Partner's Unit. Under the Code, liquidating distributions will first reduce a Partner's basis in that Partner's Unit and, after basis has been fully recovered, a gain will be recognized. If the amount of cash that is distributed to a Partner pursuant to the Plan is less than the Partner's pre-distribution basis in that Partner's Unit, that Partner will recognize a loss when the liquidation is complete, and the Partner's entire interest in the Partnership is terminated.

         As has been mentioned, the Partnership will itself recognize gain or loss on the sale of its assets. Furthermore, until final liquidation of the Partnership, the ownership and operations of the Partnership's remaining property, including its unsold apartment projects, will result in gains, or losses and items thereof for Federal income tax purposes. Therefore, even if the Plan is adopted and implemented, each Partner will continue to receive a Schedule K-1 for each year until final liquidation and termination of the Partnership. Each Partner's Schedule K-1 will include his allocable share of all income, gains, losses and deductions realized by the Partnership for the year, including those gains and losses realized from the sale of the Partnership's properties. As a result, a Partner's basis in his Units will be increased by income and gain and decreased by losses or other deductions allocated and money distributed to the Partner as a result of the sale of the Parnership's properties pursuant to the Plan and continuing operations pending sale. These allocations of income or loss will, therefore, impact the gain or loss which a Partner will ultimately recognize as a result of the liquidation of the Partnership.

        The character of each Partner's distributive share of gain or loss resulting from the Partnership's sale of its properties will depend on the character of the gain or loss realized by the Partnership on the sale of such properties. It is anticipated that any gain or loss derived by the Partnership from the sale of its properties will be primarily long-term capital gain or loss. In addition, each Partner that has held a Unit as a capital asset for longer than one year should have long-term capital gain or loss treatment on any gain or loss realized from the termination of such Partner's interest. Long term capital gain is taxed at more favorable federal income tax rates than ordinary income. The deductibility of net capital losses is subject to limitations. Limited Partners should consult their tax advisors regarding the taxation of any gain and the deductibility of any loss resulting from the sale of the Partnership's properties and from the termination of their interests in the Partnership.

         Taxation of Non-United States Partners.

         Because the liquidating distributions pursuant to the Plan should be treated as paid in exchange for a Limited Partner's Units, no withholding on Liquidating Distributions will generally be required under the Code because of the Foreign Investment in Real Property Tax Act, commonly known as "FIRPTA", unless a Limited Partner who is not a U.S. citizen or resident owns, or has owned within the prior five years, 5% or more of the Partnership's outstanding Units.

         State and Local Income Tax.

         Partners may also be subject to state or local taxes with respect to income of the Partnership and should consult their tax advisors regarding such taxes. Springfield Apartments is located in North Carolina. Therefore, income from Springfield Apartments is considered to be North Carolina source income. Oakwood Village Apartments is located in Georgia. Therefore, income from Oakwood Village Apartments is considered to be Georgia source income.

         The state of North Carolina requires partnerships with partners who are not residents of North Carolina to pay the tax on each non-resident partner's share of the income from doing business in North Carolina. The Partnership has had taxable income from business in the State of North Carolina during three of its fiscal years and it anticipates income from the sale of the Springfield Apartments on which it will be required to pay tax. Individual non-resident partners may file individual income tax returns to claim credit for the tax paid. Non-resident partners such as corporations, partnerships, trusts, and other entities who are not individuals are allowed to execute an affirmation, which must be filed by the partnership, that it will pay the tax with its North Carolina income tax return. Please consult your tax advisor regarding the filing of nonresident tax returns in the state of North Carolina.

         Georgia requires partnerships with Georgia source income to withhold 4% of distributions from Georgia sources to partners who are not residents of Georgia. The withholding requirement applies to distributions reasonably attributable to property owned or business done in Georgia. Distributions to a partner which are less that $1,000 in a year are exempt from the withholding requirement. Furthermore, distributions which represent a return of investment or a return of capital are not subject to withholding. Based on projections, the Partnership has determined that withholding is required on distributions arising from the sale of Oakwood Village Apartments. Nonresident partners may file Georgia tax returns to claim a refund of amounts withheld on their behalf. Please consult your tax advisor regarding the filing of non-resident tax returns in Georgia.

         Backup Withholding.

         Liquidating distributions will not be subject to Federal back-up withholding.

         Pending Legislation.

          Partners should be aware that a variety of tax-related legislation is currently pending in Congress, some of which could affect the tax treatment of transactions described in this Consent Statement. Neither the Partnership nor GP Counsel can predict whether any of these proposals will ultimately be enacted or whether any enactments would have an adverse effect on the Partnership or any

Limited Partner. Limited Partners are urged to contact their own tax advisors regarding the effect any proposed changes may have on their own individual situations.



                 CERTAIN PROVISIONS OF THE PARTNERSHIP AGREEMENT

General

         The following discussion of sections of the Partnership Agreement is qualified in its entirety by reference to the text of such sections which is set forth in Exhibit "B" to this Consent Statement. All references to sections, in the following discussion are to sections of the Partnership Agreement.

          "Adjusted Capital Contribution" means an amount equal to $1,000 per Unit, reduced, but not below zero, by the sum of all distributions of Cash From Sales or Refinancings in respect of such Unit and amounts returned to Limited Partners.

         "Cash From Operations" means operating revenues of the Partnership received during a period without deduction for depreciation or amortization, excluding Cash From Sales or Refinancings with respect to such period, plus any reserves set aside during prior periods which are no longer necessary as reserves, less: (i) all operating expenses paid during such period, (ii) all payments made during such period to discharge Partnership indebtedness, (iii) all amounts established as reserves during such period, and (iv) all amounts expended during such period for the replacement or preservation of Partnership assets, to the extent not paid from existing reserves.

         "Cash From Sales or Refinancings" means the net proceeds realized by the Partnership from the sale or refinancing of Partnership assets after (i) payment of all expenses incurred in connection with the sale or refinancing,
(ii) payment of any indebtedness secured by the asset which is to be repaid in connection with the sale on refinancing, (iii) amounts set aside for working capital, (iv) payment of other obligations of the Partnership to the extent determined to be paid by the General Partner and (v) the reinvestment of all or a portion of such proceeds in Partnership property.

Distribution of Proceeds

         Section 14.2 provides that, upon liquidation of the Partnership, the General Partner or other person responsible for the winding-up of the Partnership shall have the authority to execute and record all documents required to effect the dissolution and termination of the Partnership. Distributions to be made in connection with the termination of the Partnership will be made in accordance with Section 8.4 of the Partnership Agreement if such distributions represent Cash From Operations and Section 8.5 if such distributions represent Cash From Sales or Refinancings. Distributions that represent Cash From Sales will be distributed (i) first, to each Limited Partner in an amount equal to the amount of his Adjusted Capital Contribution plus an amount equal to an 8% annual, noncompounded return, computed from the date upon which such Limited Partner was admitted to the Partnership, on the amount of his Adjusted Capital Contribution, less an amount equal to all prior distributions of Cash From Operations of such Limited Partner to the extent such prior distributions of Cash From Operations do not exceed an amount equal to 8% of annual, noncompounded return on the amount of the Adjusted Capital Contribution;
(ii) second, to the Managing General Partner in an amount equal to up to 3% of the aggregate disposition price of all properties, other investments sold or otherwise disposed of or refinanced by the Partnership; and (iii) third, the balance, if any, 85% to Limited Partners and 15% to the General Partners.




Approval by Limited Partners

         Section 16.5 of the Partnership Agreement provides that Limited Partners holding a majority of the outstanding Units may dissolve and terminate the Partnership. A consent for the Plan is a vote to dissolve and terminate the Partnership pursuant to the Plan. Pursuant to Section 16.5.4 of the Partnership Agreement, the approval of, and consent to, the Plan will permit the General Partner to sell substantially all of the assets of the Partnership without first obtaining any further approval of the Limited Partners.

                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                               OWNERS AND MANAGERS


                                                        Number of Record Holders
                 Title of Class                           as of March 31, 2001
                 --------------                           --------------------

Units of Limited Partnership Interest (1)                            731
    (9,407 total outstanding)
Units of General Partner Interest                                      2

     (1) No Limited Partner owns as much as 5% of the Units. 130 Limited Partner Units are owned by individual officers, directors or employees of Affiliates of the Managing General Partner.

     (2) General Partner Units are owned 75% by the Managing General Partner and 25% by Mr. J. Robert Love.

     SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS, INCLUDING ESTIMATES

         This Consent Statement contains forward-looking statements (including those within the meaning of the Private Securities Litigation Reform Act of
1995) with respect to the plans and objectives of the Partnership, the Plan and dissolution, distributions resulting from property sales and dissolution, the timing of sales and dissolution, the financial condition and results of operations of the Partnership, general economic conditions, the real estate market in general and in the local markets where the Partnership's properties are located, and other matters. Statements in this Consent Statement that are not historical facts are hereby identified as "forward-looking statements" including for the purpose of the safe harbor provided by Section 21E of the Securities Exchange Act of 1934, as amended. The words "estimate," "anticipate," "intend," "expect," "may," "believe," "project," "continue" and similar expressions (including the negative of such words or other variations thereon or comparable terminology) are intended to identify forward-looking statements. These forward-looking statements are found at various places throughout this Consent Statement.

         Such forward-looking statements, including, without limitation, those relating to the future plans and objectives of the Partnership, estimates of future distributions resulting from property sales and dissolution, estimates of timing of property sales, dissolution of the Partnership, and distribution of proceeds, future results of operations of the Partnership, and future business and economic conditions (including, without limitation, with respect to the real estate market in general and in the local markets where the Partnership's properties are located), wherever such forward-looking statements occur in this Consent Statement, are necessarily estimates reflecting the best judgment of the management of the Partnership and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. All forward-looking statements are necessarily speculative. Such forward-looking statements should, therefore, be considered in light of various important factors, risks and uncertainties, including those set forth in this Consent Statement. Important factors, risks and uncertainties that could cause actual results to differ materially from estimates or projections contained in the forward-looking statements include, without limitation:

o        General economic conditions;

o The condition of the real estate markets, in general, as well as in the Durham, North Carolina and Atlanta, Georgia areas;

o        Amount of demand for the Partnership's apartment projects;

o Availability of capital for potential purchasers of the Partnership's apartment projects;

o The ability of the Partnership to sell both of the apartment projects for at or near their appraised values as reflected in the Appraisals;

o The dates when the apartment projects are sold and the amount of any related mortgage loans at such time;

o The fees and expenses of any sales of apartment projects and Partnership assets;

o        The fees and expenses of dissolving the Partnership; and

o The amount of Partnership liabilities that must be satisfied or reserved for as part of the sales and the dissolution.

         Readers are cautioned not to attribute undue certainty to the forward-looking statements contained in this Consent Statement, which speak only as of the date hereof. The factors, risks and uncertainties that could cause actual events or results to differ materially from those referred to in the forward-looking statements and that are discussed above or in other sections of this Consent Statement should not be assumed to be the only things that could affect any forward-looking statements and thus it should not be assumed that silence by the General Partners and the Partnership over time means that actual events are bearing out as estimated in such forward-looking statements. Except as may be required by applicable law, neither the General Partner nor the Partnership undertakes any obligation to publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.



                     RECOMMENDATION TO VOTE FOR THE APPROVAL
                                   OF THE PLAN

         THE MANAGING GENERAL PARTNER RECOMMENDS THAT YOU MARK YOUR CONSENT "FOR" APPROVAL OF THE PLAN OF DISSOLUTION AND LIQUIDATION. PROPERLY EXECUTED AND RETURNED CONSENTS SOLICITED IN CONNECTION WITH THIS CONSENT STATEMENT WILL BE COUNTED AS MARKED.


May 30,2001

            [The remainder of this page was intentionally left blank]

                         INDEX TO EXHIBITS AND SCHEDULES

EXHIBIT A -       Plan of Liquidation and Dissolution

EXHIBIT B -       Excerpts of Sections of the Partnership Agreement

SCHEDULE 1 -      Balance Sheet as of December 31, 2000 and December 31, 1999
                  and related statements of operations, partners' equity
                  (deficit) and cash flows (audited and accompanied by independent Auditor's Report)

SCHEDULE 2 -      Balance Sheet as of March 31, 2001 and December 31, 2000 and
                  statements of operations, partners' deficit and cash flows for the three months ended March 31, 2001 and March 31, 2000
                  (unaudited)

                                   EXHIBIT "A"

                       PLAN OF LIQUIDATION AND DISSOLUTION
                       -----------------------------------

                                       OF

                           FOUNDATION REALTY FUND LTD.
                           ---------------------------


                  1. Scope of Plan. This Plan of Liquidation and Dissolution ("Plan") provides for the complete liquidation and dissolution of Foundation Realty Fund Ltd., a Florida limited partnership ("Partnership"), by providing for (a) the sale or other disposition of all of the assets of the Partnership in an orderly liquidation and winding-up of the business of the Partnership, (b) the dissolution of the Partnership in accordance with Florida Limited Partnership Law and (c) distribution to its Partners of the net cash proceeds or other assets (after payment of liabilities and expenses) to be realized from the sales or other dispositions of its assets in complete cancellation of each partner's partnership interest. The liquidation, dissolution and distributions shall be accomplished in the manner stated in this Plan.

                   2. Adoption of Plan by Partners. The Managing General Partner has determined that the Plan is advisable for the Partnership and has submitted it to the Limited Partners for their consent in accordance with Section 16.5 of the Limited Partnership Agreement of the Partnership (the "Limited Partnership Agreement"). The Plan shall be adopted and shall become effective upon the receipt by the Partnership of the approval of, and consent of, Limited Partners who hold a majority of the Limited Partner's Units to dissolve, liquidate, and terminate the Partnership in accordance with the Plan and the Limited Partnership Agreement.

                   3. Sale of Assets. Following the approval of, and consent to, the Plan by the Limited Partners, the Managing General Partner shall cause the Partnership to sell, convey, transfer and deliver or otherwise dispose of all of its assets, as follows:

                          The Managing General Partner shall negotiate the sale,
conveyance, transfer and delivery or other disposition of each of the real properties of the Partnership. The properties of the Partnership may be sold or otherwise disposed of individually or together to any one or more buyers, as the Managing General Partner shall deem advisable, in exchange for cash, one or more promissory notes or shares of stock of the acquiring corporation or its affiliates, or any combination thereof.

                          The  Managing  General  Partner  shall  negotiate  the
sale, conveyance, transfer and delivery or other disposition of all personal property and other assets of the Partnership in exchange for cash, one or more promissory notes or shares of stock of the acquiring corporation or its affiliates, or any combination thereof, consistent with the orderly disposition of the Partnership's real properties under this Plan.

                  4. Payment of and Reserve for Liabilities. After the closing of any sale or other disposition of any real property or other assets of the Partnership, the Managing General Partner shall pay, or shall make adequate provision for payment of, all known liabilities of the Partnership (including expenses of the sale) which are attributable to such real property or other assets and which are not assumed by the buyer thereof. The Managing General Partner shall set aside from the cash or other proceeds of any sale or other disposition of any real property or other assets such additional amount as it determines to be reasonably necessary for payment of other known liabilities or expenses and unknown, unascertained or contingent liabilities or expenses of the Partnership.

                  5. Investment of Cash Proceeds. The cash proceeds of the sale or other disposition of the real properties and personal property assets of the Partnership, if any, shall, pending any liquidating distributions, be invested by the Managing General Partner in such manner as the Managing General Partner deems appropriate, in its sole discretion; provided, however, that any such proceeds will be invested by the Managing General Partner in such manner that the Partnership will not be deemed an investment company under, and for the purposes of, the Investment Company Act of 1940.

                  6. Subsequent Sale of Non-Cash Proceeds. If and when the real properties and personal property assets of the Partnership are disposed of under this Plan in exchange for one or more promissory notes or stock, the Managing General Partner, in its sole discretion, may sell all or a portion of such non-cash proceeds in exchange for cash, on such terms and conditions as shall be negotiated by the Managing General Partner. The Managing General Partner shall not be required to cause the sale of such non-cash proceeds and may, in its sole discretion, direct the distribution in kind of all or a portion of such non-cash proceeds to the Partners of the Partnership, in accordance with Section 7 of this Plan.

                  7. Liquidation Distributions. The cash proceeds or other assets realized from the sale or other disposition of real properties and other assets of the Partnership, and any interest or other return thereon, shall be distributed up to $1,000 to the General Partners in return of their capital contributions and the balance to the Limited Partners at such times and in such amounts as shall be determined by the Managing General Partner, in its sole discretion, in accordance with the Limited Partnership Agreement. At such time as the Managing General Partner determines that any liquidating distribution shall be made to the Partners, the Managing General Partner shall cause the Partnership to make those distributions. For the purpose of making any liquidating distribution to the Partners, the Managing General Partner will set a record date for determining the Partners entitled to receive such liquidating distribution (any such date to be a "Distribution Record Date"), and the Partnership will distribute all funds or other assets intended for such purpose to the Partners of record on the Distribution Record Date ("Distribution Eligible Partners").

         The liquidating distributions shall be in complete liquidation of all of the outstanding partnership interests of the Partnership. At such time as the

Partnership makes the final liquidating distribution to the Distribution Eligible Partners, all of the Partnership Units shall be deemed cancelled.

                  8. Unlocated Distribution Eligible Partners. If any funds or other assets available for distribution to Distribution Eligible Partners are not distributed because one or more Distribution Eligible Partners cannot be located, such undistributed funds or other assets will be held by the Managing General Partner, or an agent selected by the Managing General Partner for such purpose (the "Transfer Agent") in accordance with applicable law. Such undistributed funds or other assets shall be held by the Managing General Partner or Transfer Agent solely for the benefit of, and ultimate distribution to, the Distribution Eligible Partners entitled to receive such funds or other assets, who shall constitute the sole equitable owners thereof. Upon expiration of the periods prescribed by law, if there are still funds or other assets held by the Managing General Partner or Transfer Agent because the Managing General Partner or Transfer Agent becomes unable to locate any other Distribution Eligible Partners, the Managing General Partner shall transfer, or direct the Managing General Partner or Transfer Agent to transfer, any such funds or other assets to the state official, trustee or other person authorized by law to receive distributions for the benefit of unlocated Distribution Eligible Partners.

                  9. Cancellation. At such time as the Managing General Partner shall determine, in its sole discretion, the Partnership shall (a) provide notice of cancellation to all its known creditors at their address shown on the records of the Partnership not less than 30 days prior to the filing of the certificate of cancellation as required by the Florida Law, (b) cause the certificate of cancellation to be prepared, executed and filed with the State of Florida, (c) cause any Partnership documentation required by federal or state tax authorities to be obtained, prepared, executed and filed, (d) after the filing of the certificate of cancellation, provide notice of any liquidation distribution to Partners other than the final liquidating distribution or if no such liquidation distributions are to occur, notice of the filing of the certificate of cancellation, to each Partner of the Partnership by mail at his address as it appears on the records of the Partnership and (e) withdraw its ability to do business as a foreign limited partnership in any states in which it presently has such authority.

                  10. Power of Managing General Partner. The Managing General Partner shall have authority to do or authorize any and all acts as provided for in this Plan and any and all such further acts and things as it may consider desirable to carry out the purposes of this Plan, including the execution and filing of all such certificates, documents, tax returns and other documents which may be necessary or appropriate to implement the Plan. The Managing General Partner may undertake any and all actions, including compromising claims and liabilities against or of the Partnership, as may be necessary or appropriate to effectuate the complete liquidation, cancellation and termination of existence of the Partnership and the distribution of its assets to the Distribution Eligible Partners in accordance with the laws of the State of Florida.

                  11. Amendments. The Managing General Partner may not modify or amend the Plan without further action by the Limited Partners. Prior to the filing of the certificate of cancellation, the Managing General Partner may abandon the Plan only with the further approval of the Limited Partners.

                  12. Indemnification/Insurance. The Managing General Partner shall have the power and authority after the effective date of this Plan to purchase and/or continue and maintain insurance as it deems necessary to cover the Partnership's indemnification obligations, including insurance which shall remain in effect subsequent to the cancellation of the Partnership in accordance with this Plan. All indemnification agreements to which the Partnership is a party shall remain in full force and effect after the effective date of this Plan.

                  13. Costs. Without limiting the authority of the Managing General Partner to authorize the payment of Partnership's expenses, the Managing General Partner is authorized, empowered and directed to pay any and all fees and expenses incurred by the Partnership in connection with the Plan and the sale of assets and liquidating distributions contemplated thereunder, including, but not limited to, all legal, accounting, printing, appraisal and other fees and expenses of persons rendering services to the Partnership.

                                   EXHIBIT "B"

                 CERTAIN PROVISIONS OF THE PARTNERSHIP AGREEMENT

                        Income, Losses and Distributions

         8.4 Distributions of Cash From Operations. Distributions of Cash From Operations for any calendar year shall be distributed 95% to the Limited Partners and 5% to the General Partners; however, no Cash from Operations shall be distributed to the General Partners in any year until Limited Partners have received distributions in such year in an amount equal to 7% of their Adjusted Capital Contributions (the "Preferred Return"). If in any year the General Partners do not receive distributions in an amount equal to 5% of the aggregate distributions of Cash From Operations for such year, the amount by which the distribution to the General Partners is less than 5% of aggregate distributions which will be distributed to the General Partners in any subsequent year or years from Cash From Operations remaining after the Limited Partners have received the Preferred Return and the General Partners have received distributions of Cash From Operations for such year in an amount which, when added to the Preferred Return, is equal to 5% of the aggregate distributions of Cash From Operations previously made in such year.

         To the extent, if any, that the General Partners have received distributions of Cash From Operations in an amount which is less than 5% of aggregate distributions of Cash From Operations to all Partners, distributions of Cash From Sales or Refinancings will first be distributed to the General Partners until they have received aggregate distributions of Cash From Operations and Cash From Sales or Refinancings in an amount equal to 5% of aggregate distribution of Cash From Operations.

         8.5 Distributions of Cash From Sales or Refinancings. Cash From Sale or Refinancing shall be distributed to the Partners as follows:

          (i) first, to the General Partners an amount equal to the amount, if any, by which 5% of aggregate distributions of Cash From Operations to all Partners exceed the actual distributions of Cash From Operations to the General Partners;

          (ii) second, to each Limited Partner in an amount equal to his Adjusted Capital Contribution, plus an amount equal to an 8% annual, noncompounded return, computed from the first day of the month in which such Limited Partner was admitted to the Partnership, on the amount of his Adjusted Capital Contribution, less an amount equal to all prior Distributions of Cash From Operations to such Limited Partner to the extent such prior Distributions of Cash From Operations do not exceed an amount equal to an 8% annual, noncompounded return on the amount of his Adjusted Capital Contributions;

         (iii) third, to the General Partners until they have received cumulative distributions pursuant to this Section 8.5.(iii), in an amount equal to the lesser of one-half of the amount of the competitive real estate commission which would be payable in connection with such sales, or 3% of the aggregate Disposition Price of all properties or other investments sold by the Partnership, provided, that no such distribution shall be made to the General Partners (i) to the extent prohibited by Section 9.6 and (ii) unless the General Partners render substantial services to the Partnership as a real estate broker in connection with such sales; and

         (iv) fourth, the balance, if any, 85% to the Limited Partners and 15% to the General Partners.


         8.6 Allocations Among the Limited Partners. Whenever an item is allocated or distributed to the Limited Partners pursuant to this Article VIII, such item shall be allocated or distributed among the Limited Partners in proportion to the number of Units owned by each Limited Partner during the period of time to which the allocation or distribution is attributable.

                           Dissolution And Termination

         14.1 Events Causing Dissolution. The Partnership shall be dissolved and its business wound up upon the earliest to occur of:

               14.1.1 The removal, adjudication of bankruptcy, insolvency or dissolution of a General Partner, unless the business of the Partnership is continued in accordance with Section 11.4;

               14.1.2 The determination by Limited Partners owning a majority of the outstanding Units to dissolve the Partnership;

               14.1.3 Except as otherwise provided herein, the occurrence of any other event which, as a matter of law, requires the termination of the Partnership; or

               14.1.4   December 31, 2020.

         14.2 Winding Up. Upon completion of the liquidation of the Partnership, the Partnership shall terminate and the General Partners or the other Person responsible for the winding up of the Partnership shall have the authority to execute and record all documents required to effect the dissolution and termination of the Partnership. Distributions made in connection with a termination of the Partnership will be made in accordance with Section 8.4 if such distributions represent Cash From Operations and Section 8.5 if such distributions represent Cash From Sales or Refinancings.

                       Meetings Of The Partners And Voting

         16.3 Proxies. Each Limited Partner may authorize any Person or Persons to act for him by proxy in all matters in which a Limited Partner is entitled to participate. Every proxy must be signed by the Limited Partner or his attorney-in-fact (other than a General Partner). No proxy shall be valid after the expiration of six months from the date thereof. Every proxy shall be revocable by the Limited Partner executing it.

         16.4 Voting Power. Whenever the Limited Partners are entitled by this Agreement to vote on any particular matter, each Limited Partner shall be entitled to cast one vote for each Unit he holds. For purposes of determining the number of votes which he is entitled to cast, a Limited Partner shall be deemed to be the holder of only those Units shown on Schedule A, as amended by the last filed Amendment to this Agreement.

         16.5 Voting Rights. Limited Partners shall have the right to vote only upon the following matters and, subject to the provisions of Section 6.5.7, Limited Partners holding a majority of the outstanding Units may:

               16.5.1 Remove a General Partner and elect a successor general partner therefor;

               16.5.2 Dissolve and terminate the Partnership; or

               16.5.3 Amend this Agreement, except that any amendment for the purpose of (i) changing the Partnership to a general partnership; (ii) increasing the commitments of the Limited Partners; (iii) affecting any Partner's required Capital Contributions, capital account, percentage interest herein or Distributions; (iv) adversely affecting the federal income tax classification of the Partnership; (v) changing the Partners' rights upon liquidation of the Partnership or (vi) adversely affecting the limited liability of the Limited Partners hereunder shall require the unanimous consent of all partners.

               16.5.4 Except with respect to sales made pursuant to an option or options to purchase granted to one or more lessees on the terms summarized in the Prospectus, approve or disapprove of the sale of all or substantially all of the Partnership's assets in a single sale, or in multiple sales in the same 12-month period, except in the orderly liquidation and winding-up of the business of the Partnership upon its termination and dissolution.

               16.5.5 Approve or disapprove the exchange of all their outstanding Limited Partnership Units for depository receipts and, in connection therewith, the listing of such depository receipts for trading on a national securities exchange or NASDAQ.

         Notwithstanding the preceding Subparagraphs 16.5.1 through 16.5.5 above, the General Partners may, without prior notice to, vote by, or consent from any Limited Partner, amend any provision of this Agreement (except for any amendment for the purpose of effecting the matters excepted in 16.5.3 above, which shall require the approval of all Partners) from time to time in order to satisfy in any way it deems necessary or appropriate the requirements of the Code with respect to partnerships, carry on or maintain the Partnership purposes or its business, satisfy requirements contained in any opinion, directive, order, ruling or regulations of any federal or state agency or in any federal or state statute, compliance with which, upon the advice of counsel, is deemed to be in the best interests of the Partnership, or make any other changes in the provisions hereof that, in the General Partners' sole opinion and discretion,
(i) do not have a material adverse effect upon the Limited Partners or the Partnership, (ii) reflect the admission of a Substitute Limited Partner or (iii) cure any ambiguity, to correct or supplement any provision herein that may be inconsistent with any other provisions with respect to matters or questions arising under this Agreement that will not be inconsistent with the provisions of this Agreement. Following any such amendment, the Limited Partners will be notified thereof. The General Partners shall be authorized to amend the Partnership's Certificate of Limited Partnership to reflect, where necessary, authorized amendments to this Agreement.

         16.6 Units Owned by General Partner. A General Partner shall be treated as a Limited Partner with respect to any Units owned by him or it.



            [The remainder of this page was intentionally left blank]

                                   SCHEDULE 1

                          FOUNDATION REALTY FUND, LTD.
                         (A Florida Limited Partnership)


INDEX TO FINANCIAL STATEMENTS

Financial Information                                                                    Page No.
---------------------                                                                    --------
Independent Auditor's Report                                                                56
Balance Sheets as of December 31, 2000 And December 31, 1999                                57
Statements of Operations -  For the Years Ended December 31,
2000, 1999 and 1998                                                                         58
Statements of Partners' Equity (Deficit) -  For the Years Ended December 31,
2000, 1999 and 1998                                                                         59
Statements of Cash Flows - For the Years Ended December 31,
2000, 1999 and 1998                                                                         60

Notes to Financial Statements                                                               61
Supplementary Financial Data (items 14(2))                                                  66

All other schedules have been omitted as not required, not applicable, or the information required to be shown therein is included in the financial statements and related notes.

                          INDEPENDENT AUDITOR'S REPORT

To the Partners of Foundation Realty Fund, Ltd.

We have audited the accompanying balance sheets of Foundation Realty Fund Ltd. (a Florida Limited Partnership) as of December 31, 2000 and 1999, and the related statements of operations, partners' equity (deficit) and cash flows for each of the three years in the period ended December 31, 2000. These financial statements are the responsibility of the partnership's ___ management. ___ Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. These standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Foundation Realty Fund, Ltd. as of December 31, 2000 and 1999 and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2000 in conformity with generally accepted accounting principles.

Our audits were made for the purpose of forming an opinion on the basic financial statements taken as a whole. The schedules listed under items 14(2) in the index are presented for purposes of complying with the Securities and Exchange Commission's rules and are not part of the basic financial statements. These schedules have been subjected to the auditing procedures applied in the audit of the basic financial statements and, in our opinion, based on our audits, fairly state in all material respects the financial data required to be set forth therein in relation to the basic financial statements taken as a whole.



                        SPENCE,MARSTON,BUNCH,MORRIS & CO.
                          Certified Public Accountants

Clearwater, Florida
February 19, 2001

                          FOUNDATION REALTY FUND, LTD.
                         (A Florida Limited Partnership)

                                 BALANCE SHEETS


                                              December 31, 2000      December 31, 1999


ASSETS
Apartment Properties, at Cost                   $ 22,553,792           $ 22,484,922

Less - Accumulated Depreciation                   (7,986,885)            (7,416,918)
                                                 -----------            -----------
                                                  14,566,907             15,068,004


Cash and cash equivalents                            698,333                679,712
Restricted Cash                                      503,714                488,899
Prepaid Expenses                                       8,278                  8,096
Deferred Loan Cost (Net of Accumulated
Amortization of $135,051 and
$93,497)                                             155,827                197,382
                                                    --------                -------
TOTAL ASSETS                                    $ 15,933,059           $ 16,442,093
                                                  ==========             ==========

LIABILITIES AND PARTNERS' (DEFICIT)

Liabilities:
Notes Payable                                   $ 17,373,014           $ 17,561,620
Accounts Payable                                      31,848                 39,771
Security Deposits                                    102,515                 96,419
Unearned Rent                                         51,864                 36,722
                                                  ----------             ----------
TOTAL LIABILITIES                                 17,559,241             17,734,532
                                                  ----------             ----------


Partners' (Deficit):

Limited Partners' (Deficit) (9,407 units
outstanding at December 31, 2000 and
December 31, 1999)                                (1,375,820)            (1,037,598)
General Partners' (Deficit)                         (250,362)              (254,841)
                                                   ---------              ----------
TOTAL PARTNERS'(DEFICIT)                          (1,626,182)            (1,292,439)
                                                  ----------             ----------
TOTAL LIABILITIES AND
PARTNERS'(DEFICIT)                              $ 15,933,059           $ 16,442,093
                                                  ==========             ==========

The accompanying notes are an integral part of these financial statements.

                          FOUNDATION REALTY FUND, LTD.
                         (A Florida Limited Partnership)

                            STATEMENTS OF OPERATIONS

                         FOR THE YEARS ENDED DECEMBER 31

                                                        2000             1999               1998
                                                        ----             ----               ----
Property Operations:
Rental Income                                      $ 3,686,506       $ 3,621,098        $ 3,545,122
Miscellaneous                                          142,697            97,542             98,288
                                                       -------            ------             ------
                                                     3,829,203         3,718,640          3,643,410
                                                     ---------         ---------          ---------

Expenses:
Depreciation & Amortization                            611,521           603,456            591,775
Payroll                                                423,765           377,519            342,704
Real Estate Taxes                                      306,577           281,345            280,369
Utilities                                              193,183           199,563            209,073
Repairs & Maintenance                                  481,906           362,768            295,625

Property Management -General Partner                   190,347           184,729            182,858
Landscaping                                             79,793            80,610             79,118
Other                                                  146,676           143,268            125,297
General and Administrative - Affiliate                   1,998             1,090                950
Other General and Administrative                        10,939            11,552             11,579
                                                        ------            ------             ------
                                                     2,446,705         2,245,900          2,119,348
                                                     ---------         ---------          ---------

Income from Property Operations                      1,382,498         1,472,740          1,524,062
Interest Income                                         47,513            34,984             37,882
                                                        ------            ------             ------
                                                     1,430,011         1,507,724          1,561,944

Other Expenses:
Interest                                             1,340,438         1,354,320          1,367,180
                                                     ---------         ---------          ---------
Net Income                                          $   89,573        $  153,404         $  194,764
                                                     =========         =========          =========

Allocation of Net Income:
Limited Partners                                    $   85,094        $  145,734         $  185,026
General Partners                                         4,479             7,670              9,738
                                                         -----             -----              -----
                                                    $   89,573        $  153,404         $  194,764
                                                      ========         =========          =========

Net Income Per Limited Partnership Unit               $   9.05         $   15.50         $    19.67

Number of Limited Partnership Units                      9,407             9,407              9,407

   The accompanying notes are an integral part of these financial statements.

                          FOUNDATION REALTY FUND, LTD.
                         (A Florida Limited Partnership)

                    STATEMENTS OF PARTNERS' EQUITY (DEFICIT)

              FOR THE YEARS ENDED DECEMBER 31, 2000, 1999 AND 1998

                                                     Limited
                                                    Partners'         General Partners'      Total Partners'
                                                 Equity (Deficit)      Equity (Deficit)     Equity (Deficit)
                                                 ----------------     -----------------     ----------------
Balance, December 31, 1997                           $  (533,486)           $ (272,249)          $ (805,735)
Distribution to Partners                                (482,109)                   -0-            (482,109)
Net Income                                               185,026                 9,738              194,764
                                                         -------                 -----              -------

Balance, December 31, 1998                              (830,569)             (262,511)          (1,093,080)
Distribution to Partners                                (352,763)                   -0-            (352,763)
Net Income                                               145,734                 7,670              153,404
                                                         -------                ------              -------

Balance, December 31, 1999                            (1,037,598)             (254,841)          (1,292,439)
Distribution to Partners                                (423,316)                   -0-            (423,316)
Net Income                                                85,094                 4,479               89,573
                                                          ------                 -----               ------

Balance, December 31, 2000                          $ (1,375,820)           $ (250,362)        $ (1,626,182)
                                                    ============            ==========         ============


   The accompanying notes are an integral part of these financial statements.

                          FOUNDATION REALTY FUND, LTD.
                         (A Florida Limited Partnership)

                            STATEMENTS OF CASH FLOWS
                        FOR THE YEARS ENDED DECEMBER 31,

                                                              2000            1999           1998
                                                              ----            ----           ----
Net Cash Flows from Operating Activities:
Net Income                                                $   89,573      $  153,404      $  194,764

Adjustments to Reconcile Net Income to Net Cash
Provided by Operating Activities

Depreciation & Amortization                                  611,521         603,456         591,775
Changes in Operating Assets and liabilities:

(Increase) Decrease in Restricted Cash                       (14,815)        (73,120)        (68,247)

(Increase) Decrease in Prepaid Expense                          (181)         (5,322)         (2,225)

Increase (Decrease) in Accounts Payable                       (7,923)         (1,673)         (7,670)

Increase (Decrease)in Unearned Rents                          15,142         (16,933)         27,518

Increase (Decrease) in Security Deposits                       6,096           8,772          (1,954)
                                                              ------           -----          ------

Net Cash Provided by Operating Activities                    699,413         668,584         733,961
                                                             -------         -------         -------

Net Cash Flows from Investing Activities:

Improvements to Apartment Properties                         (68,870)       (102,982)        (82,845)
                                                             -------        --------         -------
Net Cash Used in Investing Activities                        (68,870)       (102,982)        (82,845)
                                                             -------        --------         -------

Net Cash Flows from Financing  Activities:

Distributions to Partners                                   (423,316)       (352,763)       (482,109)
Payments of Notes Payable                                   (188,606)       (174,723)       (161,862)
                                                            --------        --------        --------
Net Cash Used by Financing Activities                       (611,922)       (527,486)       (643,971)
                                                            --------        --------        --------
Increase in Cash                                              18,621          38,116           7,145

Cash at Beginning of Year                                    679,712         641,596         634,451
                                                             -------         -------         -------
Cash at End of Year                                      $   698,333     $   679,712     $   641,596
                                                         ===========     ===========     ===========

Supplemental Cash Flow Information:
Interest Paid                                            $ 1,340,438     $ 1,354,320     $ 1,367,180
                                                         ===========     ===========     ===========

   The accompanying notes are an integral part of these financial statements.

                          FOUNDATION REALTY FUND, LTD.
                         (A Florida Limited Partnership)

                          NOTES TO FINANCIAL STATEMENTS
                                December 31, 2000


NOTE 1 - ORGANIZATION:

Foundation Realty Fund, Ltd. (the "Partnership"), a Florida Limited Partnership, was formed May 14, 1987 under the laws of Florida. Operations commenced on January 12, 1988. The Partnership operates two apartment properties. The Partnership will terminate on December 31, 2020, or sooner, in accordance with the terms of the Limited Partnership Agreement. The Partnership has received Limited and General Partner capital contributions of $9,407,000 and $1,000 respectively. J. Robert Love, an individual, and RJ Properties, Inc., a wholly owned subsidiary of Raymond James Financial, Inc. are the General Partners and manage and control the business of the Partnership.

Operating profits and losses are allocated 95% to the Limited Partners and 5% to the General Partners. Cash from operations will be shared 95% by the Limited Partners and 5% by the General Partners; however, distributions to the General Partners are subordinated to certain preferred returns to the Limited Partners. The Limited Partnership Agreement states that no cash from operations shall be distributed to the General Partners in any year until Limited Partners have received distributions in such year in an amount equal to 7% of their adjusted capital contribution. Profit and loss and cash distributions from sales of properties will be allocated as formulated in the Limited Partnership Agreement.

The Limited Partnership Agreement states that cash distributions from sales will be distributed first to the General Partners until they receive 5% of aggregate distributions of cash from operations. Cash distributions from sales will be distributed second to each Limited Partner in an amount equal to their adjusted capital contribution plus an amount equal to an 8% per annum, cumulative but non-compounded return. Cash distributions from sales will be distributed third to the General Partners until they have received cumulative distributions in an amount equal to 3% of the aggregate disposition price of properties sold by the Partnership. Cash distributions from sales will be distributed fourth, the balance, if any, 85% to the Limited Partners and 15% to the General Partners.

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES:

Basis of Accounting/Revenue Recognition

The Partnership utilizes the accrual basis of accounting whereby rental revenues and other fees are recognized when earned and expenses are recognized as obligations when incurred. The Partnership does not recognize revenue upon the collection of security deposits but sets up a liability for the amount received.

Cash and Cash Equivalents

It is the Partnership's policy to include short-term investments with an original maturity of three months or less in cash and cash equivalents. These short-term investments are comprised of money market funds and repurchase agreements. Restricted cash is not included in cash and cash equivalents.

Restricted Cash

Restricted Cash includes $401,199 at December 31, 2000 and $392,480 at December 31, 1999 of cash held in escrow for the payment of real estate taxes and capital replacement items. Ristricted Cash also includes $102,515 at December 31, 2000 and $96,419 at December 31, 1999 of tenant security deposits held in escrow account.

Income Taxes

No provision for income taxes has been made in these financial statements, as income taxes are a liability of the partners rather than of the Partnership.

Concentrations of Credit Risk

Financial instruments which potentially subject the Partnership to concentrations of credit risk consist principally of cash investments in high credit quality financial institutions.

Depreciation

The apartment buildings are being depreciated over 35 years using the straight-line method. Furniture and fixtures are being depreciated over eight years using the straight-line method.

Reclassifications

Certain accounts in the prior year financial statements have been reclassified for comparison purposes to conform with the presentation in the current year financial statements.

Risks and Uncertainties

The preparation of financial statements in conformity with generally accepted accounting principles requires the use of estimates that affect certain reported amounts and disclosures. These estimates are based on management's knowledge and experience. Accordingly, actual results could differ from these estimates.

NOTE 3 COMPENSATION, REIMBURSEMENTS, AND ACCRUALS TO THE GENERAL PARTNERS AND
AFFILIATES:

The General Partners and affiliates are entitled to the following types of compensation and reimbursement for costs and expenses incurred for the Partnership for the years ended December 31:

                                            2000            1999            1998
Property Management Fees                $190,347        $184,729        $182,858
General and Administrative Costs           1,998           1,090             950

The terms of the property management agreement call for the Corporate General Partner to receive a monthly fee of up to 5% of the monthly gross receipts from residential property operations.

Property management fees in the amount of $11,100 are due to the Corporate General Partner at December 31, 2000. Property management fees in the amount of $11,100 were due to the Corporate General Partner at December 31, 1999. There were no amounts due from related parties at December 31, 2000 or December 31, 1999.

NOTE 4 - LEASES AND APARTMENT PROPERTIES:

The Partnership owns apartment complexes leased to residents under short-term operating leases. A summary of the apartment properties is as follows:

                                    December 31, 2000          December 31, 1999
Land                                       $3,141,510                 $3,141,510
Buildings                                  17,298,118                 17,298,118
Furniture &                                 2,114,164                  2,045,294
                                            ---------                  ---------
Fixtures
Apartment Properties at                    22,553,792                 22,484,922
Cost
Less: Accumulated                         (7,986,885)                (7,416,918)
                                          -----------                -----------
Depreciation
                                         $ 14,566,907               $ 15,068,004
                                         ============               ============

NOTE 5 - TAXABLE INCOME:

The Partnership's taxable income differs from financial income primarily due to depreciation which is recorded under the Modified Accelerated Cost Recovery System (MACRS) and the presentation of prepaid rents. The following is a reconciliation between net income (loss) as reported and partnership income
(loss) for tax purposes:

                                                    2000             1999             1998
Net income(loss) per financial statements        $  89,573        $ 153,404        $ 194,764
Tax depreciation in excess of or (less than)
financial depreciation                            (140,113)        (140,947)        (139,706)

Prepaid rents added to taxable income               11,680           (8,725)          53,655
                                                    ------           ------           ------

Partnership income(loss) for tax purposes        $ (38,860)       $   3,732        $ 108,713
                                                 =========        =========        =========

NOTE 6 - NOTES PAYABLE:

The notes payable at December 31, 2000 and 1999 consist of the following:

                                                     2000            1999
                                                     ----            ----

Oakwood Village
The first mortgage note, which has an interest
rate of 7.67%, is payable in monthly installments
including principal and interest of $52,777
through October 2004. There is a balloon payment
of $6,834,354 due on this loan of the remaining
principal and any unpaid interest in November
2004.                                               $  7,195,785    $  7,273,905

Springfield
The first mortgage note, which has an interest
rate of 7.67%, is payable in monthly
installments including principal and interest
of $74,644 through October 2004. There is a
balloon payment of $9,666,045 due on this loan
of the remaining principal and any unpaid
interest in November 2004.                            10,177,229      10,287,715
                                                      ----------      ----------
                                                    $ 17,373,014    $ 17,561,620
                                                    ============    ============

The aggregate amount of principal payments due in the years after December 31, 2000 are:

                                                    2001                 195,558
                                                    2002                 218,372
                                                    2003                 235,722
                                                    2004              16,723,362
                                                                      ----------

                                                                     $17,373,014

NOTE 7 - SUBSEQUENT EVENT:

On February 20, 2001, the Partnership paid distributions of $105,829 to the Limited Partners.


NOTE 8 - COMMITMENT AND CONTINGENCIES:

Upon sale of the Partnership's properties, the General Partners are to receive their undistributed 5% of cash from operations as a priority distribution of the sale proceeds. Cumulative undistributed General Partner distributions totaled $262,149 at December 31, 2000.

NOTE 9 - Selected Quarterly Financial Data (Unaudited)

1999                                           Q-1-99        Q-2-99        Q-3-99        Q-4-99
----                                           ------        ------        ------        ------
Rental Income                               $ 893,899     $ 891,051     $ 908,320     $ 927,828
Income from Property Operations               384,440       312,649       387,403       388,248
Net Income (Loss)                              25,075       (47,152)       28,959       146,522
Net Income (Loss) Per Limited
Partnership unit                                 2.54        (4.77)          2.93         14.80


2000                                          Q-1-00        Q-2-00        Q-3-00         Q-4-00
----                                          ------        ------        ------         ------
Rental Income                               $ 880,875     $ 897,338     $ 934,732     $ 973,561
Income from Property Operations               358,410       308,167       332,013       383,908
Net Income (Loss)                               4,241       (45,262)      (19,994)      150,588
Net Income (Loss)Per Limited Partnership
Unit                                              .43         (4.57)        (2.02)        15.21

The significant change in each year's fourth quarter net income is due to recording the independent auditor's adjustments relating to reclassifying capital replacement reserve accruals.

                          Foundation Realty Fund, Ltd.
                         (A Florida Limited Partnership)

   Schedule III - Real Estate and Accumulated Depreciation for the Years Ended
                  December 31, 2000, 1999 and 1998

                                                                            Cost Capitalized       Carrying
                                                         Initial Cost to     Subsequent to         Amount at
    Description                    Encumbrance             Partnership        Acquisition       Close of Period
    -----------                    -----------             -----------        -----------       ---------------
Oakwood Village              First Mortgage note with
Apartments Atlanta, GA       7.67% interest rate.
                             Balance $7,195,785 at
                             December 31, 2000



                                                           $9,038,120          $384,724           $9,422,844
Springfield Apartments       First mortgage note with
Durham, NC                   7.67% interest rate.
                             Balance $10,177,229 at
                             December 31, 2000


                                                           12,767,861           363,087           13,130,948
                                                           ----------           -------           ----------
TOTAL                                                     $21,805,981          $747,811          $22,553,792
                                                          ===========          ========          ===========

                          Foundation Realty Fund, Ltd.
                         (A Florida Limited Partnership)

   Schedule III - Real Estate and Accumulated Depreciation for the Years Ended
                  December 31, 2000, 1999 and 1998

                                    Accumulated       Date of           Date of
Description                         Depreciation      Purchase       Construction     Depreciation Life
-----------                         ------------      --------       ------------     -----------------

Oakwood Village Apartments                                                            Building-35 years Appliances
Atlanta, GA                           $3,444,558       1/22/88           1982         & Equipment-8 years
Springfield Apartments                                                                Building-35 years Appliances
Durham, NC                             4,542,327       9/22/88           1986         & Equipment-8 years
                                       ---------
                                      $7,986,885
TOTAL                                 ==========

                          FOUNDATION REALTY FUND, LTD.
                         (A Florida Limited Partnership)

             SCHEDULE III - Real Estate and Accumulated Depreciation
              FOR THE YEARS ENDED DECEMBER 31, 2000, 1999 AND 1998

                         Balance at          (Deletions)      Balance at
                      Beginning of Year       Additions     Close of Year
                      -----------------       ---------     -------------
     1998
     ----
     Land                   $3,141,510          $  -0-         $3,141,510
     Buildings              17,298,118             -0-         17,298,118
     Equipment               1,859,467          82,845          1,942,312
                             ---------          ------          ---------


     Total                 $22,299,095         $82,845        $22,381,940
                           ===========         =======        ===========

     1999
     ----
     Land                   $3,141,510            $-0-         $3,141,510
     Buildings              17,298,118             -0-         17,298,118
     Equipment               1,942,312         102,982          2,045,294
                             ---------         -------          ---------

     Total                 $22,381,940        $102,982        $22,484,922
                           ===========        ========        ===========

     2000
     ----
     Land                   $3,141,510            $-0-         $3,141,510
     Buildings              17,298,118             -0-         17,298,118
     Equipment               2,045,294          68,870          2,114,164
                             ---------          ------          ---------

     Total                 $22,484,922        $ 68,870        $22,553,792
                           ===========        ========        ===========



                                 SCHEDULE III -
                    Real Estate and Accumulated Depreciation
              FOR THE YEARS ENDED DECEMBER 31, 2000, 1999 AND 1998

                             Balance at      Depreciation     Balance at
                         Beginning of Year     Expense       Close of Year
                         -----------------     -------       -------------
      1998
      ----
      Buildings             $4,734,959        $494,232        $5,229,191
      Equipment              1,569,835          55,990         1,625,825
                             ---------          ------         ---------

      Total                 $6,304,794        $550,222        $6,855,016
                            ==========        ========        ==========

      1999
      Buildings             $5,229,191        $494,232        $5,723,423
      Equipment              1,625,825          67,670         1,693,495
                             ---------        --------         ---------

      Total                 $6,855,016        $561,902        $7,416,918
                            ==========        ========        ==========

      2000
      Buildings             $5,723,423        $494,232        $6,217,655
      Equipment              1,693,495          75,735         1,769,230
                             ---------          ------         ---------

      Total                 $7,416,918        $569,967        $7,986,885
                            ==========        ========        ==========

                                   SCHEDULE 2

                          FOUNDATION REALTY FUND, LTD.
                         (A Florida Limited Partnership)



INDEX TO FINANCIAL STATEMENTS

Financial Information                                                   Page No.
---------------------                                                   --------

Balance Sheets as of March 31, 2001 and December 31, 2000                  70
Statement of Operations - For the Three Months Ended March 31,
2001 and 2000                                                              71
Statement of Partners' Deficit - for the Three Months Ended
March 31, 2001 and 2000                                                    72
Statement of Cash Flows - For the Three Months Ended
March 31, 2001 and 2000                                                    73
Notes to Financial Statements                                              74

                          FOUNDATION REALTY FUND, LTD.
                         (A Florida Limited Partnership)

                                 BALANCE SHEETS


                                          March 31, 2001       December 31, 2000
                                           (Unaudited)             (Audited)
ASSETS
Apartment Properties, at Cost            $ 22,557,529              $ 22,553,792

Less - Accumulated Depreciation            (8,124,441)               (7,986,885)
                                           -----------               -----------
                                           14,453,088                14,566,907


Cash and cash equivalents                     717,926                   698,333
Restricted Cash                               584,976                   503,714
Prepaid Expenses                               42,645                     8,278

Deferred Loan Cost (Net of
Accumulated Amortization of $145,051
and $135,051)                                 145,439                   155,827
                                              -------                   -------
TOTAL ASSETS                               15,944,074                15,933,059
                                           ==========                ==========


LIABILITIES AND PARTNERS' (DEFICIT)

Liabilities:
Notes Payable                            $ 17,323,566              $ 17,373,014
Accounts                                      131,590                    31,848
Payable
Security                                      102,295                   102,515
Deposits
Unearned                                       52,538                    51,864
                                               ------                    ------
Rent
TOTAL LIABILITIES                          17,609,989                17,559,241
                                           ----------                ----------


Partners' Deficit:

Limited Partners' Deficit (9,407 units
outstanding at March 31, 2001 and
December 31, 2000)                         (1,418,858)               (1,375,820)
General Partner Deficit                      (247,057)                 (250,362)
                                           ----------                ----------
Total Partner Deficit                      (1,665,915)               (1,626,182)
                                           ----------                ----------
TOTAL LIABILITIES AND
PARTNERS'(DEFICIT)                       $ 15,944,074               $15,933,059
                                           ==========                ==========

   The accompanying notes are an integral part of these financial statements.

                           FOUNDATION REALTY FUND, LTD
                       STATEMENT OF OPERATIONS (unaudited)
                       FOR THE THREE MONTHS ENDED MARCH 31

                                                          2001              2000
Property Operations:

Rental Income                                        $ 963,995         $ 880,875
Other Income                                            32,207            33,899

                                                    ----------------------------
Total Income                                           996,202           914,774
                                                    ----------------------------

Expenses:

Depreciation                                           137,556           137,556
Payroll                                                109,711            98,006
Real Estate Taxes                                       78,654            72,159
Utilities                                               35,256            40,142
Repair and Maintenance                                 115,260            92,042
Management Fee -General Partner                         49,818            46,119
Landscaping                                             22,483            23,878
Other                                                   45,869            34,145
                                                     ---------------------------
                                                       594,607           544,047
                                                    ----------------------------

Income from Property Operations                        401,595           370,727

Interest                                                 9,740             9,502
                                                     ---------------------------
                                                       411,335           380,229
                                                     ---------------------------
Other Expenses
Amortization                                            10,389            10,389
Interest                                               332,813           336,623
General & Administrative                                   115               170
- Affiliate
Other General &                                          1,922             1,758
Administrative                                           -----             -----

                                                       345,239           348,940

Net Income                                           $  66,096         $  31,289
                                                     =========         =========

Allocation of Net Income
 Limited Partners                                    $  62,791         $  29,725
 General Partners                                        3,305             1,564
                                                     ---------       -----------

                                                     $  66,096         $  31,289
                                                     =========         =========
Net Income Per
Limited Partnership Unit                                 $6.67             $3.16
Number of Limited Partnership Units                      9,407             9,407

The accompanying notes are an integral part of these statements.

                          FOUNDATION REALTY FUND, INC.
                         STATEMENT OF PARTNERS' DEFICIT
                                   (Unaudited)
               FOR THE THREE MONTHS ENDED MARCH 31, 2001 AND 2000


                                  Limited Partners Deficit    General Partners Deficit    Total Partners Deficit

Balance, December 31, 1999                    $(1,037,598)                  $(254,841)               $(1,292,439)
Distribution to Partners                         (105,829)                          0                   (105,829)
Net Loss                                           29,725                       1,564                     31,289
                                              -----------                   ---------                -----------
Balance, March 31, 2000                       $(1,113,702)                  $(253,277)               $(1,366,979)
                                              ===========                   =========                ===========
---------------------
Balance, December 31, 2000                    $(1,375,820)                  $(250,362)              $(1,626,182)
Distribution to Partners                         (105,829)                          0                  (105,829)
Net Income                                         62,791                       3,305                    66,096
                                              -----------                   ---------               -----------
Balance, March 31, 2001                       $(1,418,858)                  $(247,057)              $(1,665,915)
                                              ============                  =========               ===========

                          FOUNDATION REALTY FUND, LTD.
                             STATEMENT OF CASH FLOWS
               FOR THE THREE MONTHS ENDED MARCH 31, 2001 AND 2000
                                   (Unaudited)


                                                             2001          2000
                                                             ----          ----
Net Cash Provided by Operating Activities:                $66,096       $31,289
Adjustments to Reconcile Net Income to Net Cash
Provided by Operating Activities
Depreciation                                              137,556       137,556
Amortization                                               10,389        10,389
Changes in Operating Assets and Liabilities:
Increase (Decrease) in Prepaids                           (34,367)      (26,714)
Increase (Decrease) in Accounts Payable                    99,742        96,846
Increase (Decrease) in Security Deposits                     (220)        3,910
Increase (Decrease) in Unearned Rents                         653        (8,212)
Increase (Decrease) in Restricted Cash                    (81,262)            0
                                                         --------       -------
Net Cash Provided by Operating Activities:                198,587       245,064
                                                          -------       -------
Cash Flows From Investing Activities:
Improvements to Apartment Properties                      (23,717)      (17,828)
                                                         --------      --------
Net Cash used in Invested Activities:                     (23,717)      (17,828)
                                                         --------      --------
Cash Flows from Financing Activities:
Payments on Notes Payable                                 (49,448)      (45,638)
Distributions to Partners                                (105,829)     (105,829)
Net Cash used by Financing Activities:                   (155,277)     (151,467)
Increase (Decrease) in Cash                                19,593        75,769
Cash and Cash Equivalents at Beginning of Period          698,333     1,168,611
                                                          -------     ---------
Cash and Cash Equivalents at End of Period               $717,926    $1,244,380
                                                         ========    ==========
Supplemental Cash Flow Information
Interest Paid                                            $332,813    $  336,623
                                                         ========    ==========

FOUNDATION REALTY FUND, LTD.
NOTES TO FINANCIAL STATEMENTS
(Unaudited)

NOTE 1 - ORGANIZATION

Foundation Realty Fund, Ltd. (the "Partnership"), a Florida limited partnership, was formed on April 14, 1987 under the laws of Florida. Operations commenced on January 12, 1988. The Partnership operates two apartment properties. The Partnership will terminate on December 31, 2020, or sooner, in accordance with the terms of the Limited Partnership Agreement. The Partnership has received Limited and General Partner capital contributions of $9,407,000 and $1,000 respectively. J. Robert Love, an individual, and RJ Properties, Inc., a wholly owned subsidiary of Raymond James Financial, Inc., are the General Partners and they manage and control the business of the Partnership.

Operating profits and losses are allocated 95% to the Limited Partnership and 5% to the General Partners. Cash from operations will be shared 95% by the Limited Partners and 5% by the General Partners; however, distributions to the General Partners are subordinated to certain preferred returns to the Limited Partners. The Limited Partnership Agreement states that no cash from operations shall be distributed to the General Partners in any year until Limited Partners have received distributions in such year in an amount equal to 7% of their adjusted capital contribution. Profit and loss and cash distributions from sales of properties will be allocated as formulated in the Limited Partnership Agreement.

The Limited Partnership Agreement states that cash distributions from sales will be distributed first to the General Partners until they receive 5% of aggregate distributions of cash from operations. Cash distributions from sales will be distributed second to each Limited Partner an equal amount to their adjusted capital contribution plus an amount equal to an 8% per annum, cumulative but non-compounded return. Cash distributions from sales will be distributed third to the General Partners until they have received cumulative distributions in an amount equal to 3% of the aggregate disposition price of properties sold by the Partnership. Cash distributions from sales will be distributed fourth, the balance if any, 85% to the Limited Partners and 15% to the General Partners.

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES

Basis of Accounting/Revenue Recognition

The Partnership utilizes the accrual basis of accounting whereby revenues and other fees are recognized when earned and expenses are recognized as obligations are incurred. The Partnership does not recognize revenue upon the collection of security deposits but sets up a liability for the amount received.

Cash and Cash Equivalents

It is the Partnership's policy to include short-term investments with an original maturity of three months or less in Cash and Cash Equivalents. These short-term investments are comprised of money market funds and repurchase agreements.

Restricted Cash

Restricted Cash includes $482,681 at March 31, 2001 and $401,199 at December 31, 2000 of cash held in escrow for the payment of real estate taxes and capital replacement items. Restricted Cash also includes $102,295 at March 31, 2001 and $102,515 at December 31, 2000 of tenant security deposits held in an escrow account.

Income Taxes

No provision for income taxes has been made in these financial statements, as income taxes are a liability of the partners rather than of the Partnership.

Depreciation

The apartment buildings are being depreciated over 35 years using the straight-line method. Furniture and fixtures are being depreciated over 8 years using the straight-line method.

NOTE 3 - COMPENSATION, REIMBURSEMENT AND ACCRUALS TO THE GENERAL PARTNERS AND AFFILIATES

Partners and Affiliates:

The General Partners and Affiliates are entitled to the following types of compensation and reimbursement for costs and expenses incurred for the Partnership for the three months ended March 31, 2001.

Property Management Fee                                 $49,818
General and Administrative Costs                        $   115

The terms of the property management agreement call for the Corporate General Partner to receive a monthly fee of up to 5% of the monthly gross receipts from residential property operations.

Property management fees in the amount of $11,100 are due to the Corporate General Partner at March 31, 2001. Property management fees in the amount of $11,100 were due to the Corporate General Partner at December 31, 2000. There were no amounts due from related parties at March 31, 2001 or December 31, 2000.

NOTE 4 - LEASES AND APARTMENT PROPERTIES

The Partnership owns apartment complexes leased to residents under short-term operating leases. A summary of the apartment properties is as follows:

                                         March 31, 2001       December 31, 2000
                                         --------------       -----------------
Land                                         $3,141,510              $3,141,510
Buildings                                    17,298,118              17,298,118
Furniture & Fixtures                          2,137,901               2,114,164
Apartment Properties, at Cost                22,557,529              22,552,792
Less: Accumulated Depreciation               (8,124,441)             (7,986,885)
                                            -----------             -----------
                                            $14,453,088             $14,566,907

NOTE 5 - NOTES PAYABLE

The notes payable are secured by the apartment properties.

NOTE 6 - BASIS OF PREPARATION

The unaudited financial statements presented herein have been prepared in accordance with the instructions to Form 10-Q and do not include all of the information and note disclosures required by generally accepted accounting principals. These statements should be read in conjunction with the financial statements and notes thereto included in the Partnership's Form 10-K for the year ended December 31, 2000. In the opinion of management, such financial statements include all adjustments, consisting only of normal recurring adjustments, necessary to summarize fairly the Partnership's financial position and results of operations. The results of operations for the periods may not be indicative of the result to be expected for the year.

NOTE 7 - SUBSEQUENT EVENT

On May 1, 2001, the Partnership paid distributions of $104,829 to the Limited Partners and $-0- to the General Partners.